                                 AMENDED AND RESTATED
                                    LOAN AGREEMENT

         THIS AGREEMENT (the "Agreement"), dated as of March 14, 1996, by and between POMEROY COMPUTER RESOURCES, INC., a Delaware corporation, C & N CORP., a Tennessee corporation, XENAS COMMUNICATIONS CORP., an Ohio corporation and POMEROY COMPUTER LEASING COMPANY, INC., a Kentucky corporation (hereinafter referred to collectively as "Borrowers" and individually as a "Borrower," "Pomeroy," "C&N," "Xenas" or "Leasing") and STAR BANK, NATIONAL ASSOCIATION, a national banking association (the "Bank"). This Agreement amends and restates a prior loan agreement between Pomeroy and the Bank dated November 19, 1992, as amended, as to which C&N and Xenas were guarantors.


         1. BORROWERS' REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this Agreement to agree to make the loans described in Section 4 of this Agreement (the "Loans"), Borrowers make, jointly and severally, the following representations and warranties:

         (a) CORPORATE EXISTENCE. Borrowers are duly organized, validly existing and in good standing under the laws of the states of their incorporation. Borrowers are duly qualified as foreign corporations and in good standing under the laws of the jurisdictions listed in EXHIBIT "1(a)" of this Agreement, which are the only jurisdictions where the failure to be so qualified by Borrowers would have a material adverse effect on their business prospects or financial condition of Borrowers.

         (b) CORPORATE AUTHORITY. Borrowers have full corporate power and authority to own their properties and to conduct its business as such business is now being conducted and to execute, deliver and perform under this Agreement and each of the other documents contemplated or required by or related to this Agreement (the "Loan Documents"), including, but not by way of limitation, all those documents required by Section 4 of this Agreement.

         (c) BORROWING AUTHORIZATION. The execution by Borrowers and the delivery and performance of this Agreement, the Notes and other Loan Documents in connection with the borrowings hereunder (i) have been duly authorized by all requisite corporate action of Borrowers and (ii) will not violate (A) any provision of law, (B) any order of any court or other agency of government, (C) the Certificates or Articles of Incorporation and By-laws or Regulations of Borrowers, (D) any provision of any indenture, agreement or other instrument to which Borrowers are a party, or by which any of its properties or assets are bound, which would have a material adverse effect on Borrowers or their assets or business, (iii) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement, or other instrument, which would have a material adverse effect on Borrowers or their assets or business, and (iv) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the material properties or assets of Borrowers (other than in favor of the Bank hereunder).

         (d) FINANCIAL INFORMATION AND REPORTS. EXHIBIT "1(d)" to this Agreement is a true and complete list of the financial statements and projected financial statements previously furnished to the Bank within the last twenty four (24) months in connection with the borrowings to be made hereunder. The audited annual financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied in accordance with past practices, and all such statements accurately present the financial condition of Borrowers and its operations as of the date (or with respect to the period) noted in such financial statements. Other than any liability incident to litigation described in EXHIBIT "1(f)" to this Agreement, Borrowers have no material contingent liabilities not provided for or disclosed in such financial statements. Each such statement is true, correct and complete. No such statement omits to state a material fact necessary to make such report not misleading in light of the circumstances under which it was made. There has been no material adverse change in the business or financial condition of Borrowers since the date of the last financial statement noted in EXHIBIT "1(d)".

         (e) INDEBTEDNESS. Except as reflected in the Financial Statements listed in EXHIBIT "1(d)" attached hereto or as described in EXHIBIT "1(e)" to this Agreement, Borrowers have no indebtedness, other than the obligations provided for in this Agreement, and has not guaranteed the obligations of any other person (except by endorsement of negotiable instruments payable on sight for deposit or collection or similar banking transactions in the usual course of business).

         (f) ACTIONS PENDING. There is no action or proceeding pending or, to the knowledge of Borrowers, threatened against or affecting Borrowers before any court or administrative agency except for those described in EXHIBIT "1(f)" to this Agreement, none of which might result in any material adverse change in the business or condition of the Borrowers.

         (g) TITLE TO COLLATERAL SECURITY. Borrowers have good, indefeasible and merchantable title to and ownership of all of their real and personal property including, without limitation, the Collateral Security (as defined in Section 4(e) of this Agreement) and other security for any of the obligations provided for in this Agreement, free and clear of all liens, claims, security interests and encumbrances except those liens: (i) in favor of the Bank pursuant to Section 4 below or pursuant to prior loans from the Bank; (ii) as allowed by Section 2(f) below; and (iii) permitted liens in favor of third-parties specified in EXHIBIT "1(g)" to this Agreement or specified in the financial statements noted in EXHIBIT "1(d)" (the "Permitted Liens"). Borrowers have and will continue to have full rights and powers to give the Bank a security interest in the Collateral Security.

         (h) EMPLOYEE BENEFIT PLANS. Except as otherwise noted in "EXHIBIT 1(f)", No "reportable event" or "prohibited transaction," as defined by the Employee Retirement Income Security Act of 1974 ("ERISA") has occurred or is continuing, as to any plan of Borrowers which poses a threat of taxes or penalties against or termination of such plans (or trusts related thereto). Borrowers have not violated in any material respect the requirements of any "qualified pension benefit plan," as defined in ERISA and the Internal Revenue Code of 1986 or done anything to create any material liability under the Multi-Employee Pension Plan Amendment Act. Borrowers have not incurred any material liability to the Pension Benefit Guarantee Corporation ("PBGC") in connection with such plans, including, but not limited to any funding deficiency (as defined by ERISA).

         (i) PURPOSE OF LOANS. The purpose of the Loans is described in EXHIBIT "1(i)" to this Agreement. The Loans are not secured, directly or indirectly, by any stock for the purpose of purchasing or carrying any margin stock or for any purpose which would violate either Regulation U, 12 C.F.R. Part 221, or Regulation X, 12 C.F.R. Part 224, promulgated by the Board of Governors of the Federal Reserve System.

         (j) COMPLIANCE. Borrowers are in compliance in all material respects with all laws, statutes, ordinances, rules, regulations and orders of any governmental entity applicable to them (including, but not by way of limitation, any such laws, statutes, ordinances, rules, regulations and orders related to ecology, human health and the environment), the violation of which would have a material adverse effect on Borrowers or their assets or operations.

         (k) NO DEFAULT. No default (or event which, with notice or lapse of time, or both, would constitute a default) exists under any agreement or instrument for borrowed money to which Borrowers are a party or pursuant to which any property of Borrowers are encumbered. Borrowers warrant that it is current on all material money and trade obligations (other than the subject of a bona fide dispute), and that all dividend payments and or declarations owed to shareholders are current.

         (l) OFFERING OF NOTES. Borrowers nor any agent acting for them has offered the Notes or any similar obligation of Borrowers for sale to or solicited any offers to buy the Notes or any similar obligation of Borrowers from any person other than Bank and Borrowers nor any agent acting for it will take any action which would subject the sale of the Notes to the registration provisions of Section 5 of the Federal Securities Act of 1933, as amended.

         (m) ABILITY TO CONDUCT BUSINESS. Borrowers possess adequate management, employees, assets, governmental approvals, and, to the extent applicable, licenses, patents, patent applications, copyrights, trademarks, trademark applications and trade names, to continue to conduct their businesses as heretofore conducted.

         (n) ADVERSE CONTRACTS AND CONDITIONS. Borrowers are not a party to any contract or agreement, or subject to any charge, corporate restrictions, judgment, decree or order, materially and adversely affecting their businesses, properties, assets, operations or condition, financial or otherwise. Borrowers are not a party to any labor disputes which could result in a general work stoppage or which could have a material adverse effect on Borrowers' business operations. There are no strikes or walk-outs relating to any labor contracts entered into by Borrowers.

         (o) TAXES. Except as described in EXHIBIT "1(o)" to this Agreement, Borrowers have filed all federal, state and local tax returns and other reports which they are required by law to file, have paid all taxes, assessments and other similar charges that are due and payable (unless being contested in good faith by Borrowers and then only if adequate reserves for same have been established on Borrowers' books), and Borrowers have withheld all employee and similar taxes which it is required by law to withhold.

         (p) BROKER'S FEES. No brokerage, finder's or similar fee or commission is due to any party by reason of Borrowers entering into this Agreement or by reason of any of the transactions contemplated hereby, and Borrowers shall and hereby do jointly and severally indemnify and hold Bank harmless from all such fees and commissions.


         2. BORROWERS' COVENANTS. In consideration of the Bank's promise to make the Loans, Borrowers agree that, from the date of this Agreement and until the Loans are paid in full and Borrowers' obligations under this Agreement are fully performed, they shall:

         (a) BOOKS AND RECORDS. Keep and maintain complete books of accounts, records and files with respect to its business in accordance with generally accepted accounting principles consistently applied in accordance with past practices and shall accurately and completely record all transactions therein.

         (b) FINANCIAL STATEMENTS; PERIODIC REPORTS; VERIFICATION. Furnish to the Bank: (i) within ninety (90) days after the last day of each fiscal year of

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    Pomeroy, a copy of the annual audited consolidated financial statements of
    Pomeroy and its subsidiaries prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year, with detail consistent with past financial statements (including, at a minimum, a balance sheet, profit and loss statement with proper footnotes, statement of retained earnings and sources and application of funds), and signed by independent certified public accountants satisfactory to the Bank; (ii) within forty-five (45) days after the last day of each fiscal month, a copy of unaudited consolidated financial statements, with detail consistent with past financial statements of Pomeroy and its subsidiaries; (iii) within twenty (20) days after the last day of each month, a borrowing base certificate in the form of Exhibit "2(b)(iii)" attached hereto, supported by an accounts receivable aging report, and such other statements and/or reports as Bank shall reasonably request all in sufficient detail to fully and accurately present the financial condition and results of operations of Borrowers; (iv) within the first sixty (60) days of each fiscal year, an annual projection of income statements and cash forecasts for such year; (v) together with each report described above, a certification of same and a "no default" certificate in the form of EXHIBIT "2(b)(v)" attached hereto signed by Borrowers' chief financial officer with such back-up detail as the Bank may reasonably request; (vi) any annual auditor's management letter; (vii) copies of all reports or mailings to shareholders and all filings with the Securities Exchange Commission or any other federal or state agency; and (viii) such other reports and information as the Bank may reasonably request (including, without limitation, at such time as the Bank may require same, consolidating financial statements which show the individual financial statements of each subsidiary of Pomeroy and any inter-company eliminations, an aging of all payables and a list of all parties owing receivables to Borrowers and their addresses). The Bank agrees to reasonably extend any time periods hereunder to accommodate delays beyond the reasonable control of Borrowers. The Bank also agrees that at the end of any quarter in which Borrowers' consolidated Debt Ratio (as defined herein) is below 2.0 to 1.0, [A] the interim unaudited financial statements required under subsection (b)(ii) above shall be due 45 days after the end of such quarter and any successive quarter in which such Debt Ratio is achieved, and [B] no borrowing base certificate under subsection (b)(iii) will be required. Both the monthly financial statement and the borrowing base certificate obligations hereunder shall be reinstated for the month following any quarter in which the aforesaid Debt Ratio test is not met for the quarter in question (and in effect for each succeeding month until the quarterly debt service test is again met). Borrowers shall permit the Bank, or its agents or representatives, at all times to perform field audits, inspect Borrowers' personal property and to verify accounts, inspect, check, make copies of or extracts from the books, records and files of Borrowers, and Borrowers will make the same available to the Bank or its agents and representatives at any reasonable time (within usual business hours), and upon reasonable notice for such purposes. Borrowers shall provide Bank or its agents or representatives with reasonable clerical assistance in order to permit Bank or its agents or representatives to complete any of its work as contemplated by this Agreement.

         (c) CASUALTY INSURANCE. Maintain and/or cause to be maintained insurance policies on all real and personal property of Borrowers (including, but not by way of limitation, the Collateral Security and other security for the obligations provided for herein) with responsible carriers acceptable to the Bank to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated, such policies to specify the Bank as the "loss payee" of Borrowers and carry endorsements that require thirty (30) days advance notice to the Bank of any cancellation of same, and at least annually (and more frequently if requested by the Bank) provide the Bank with certificates of insurance or other satisfactory evidence thereof.

         (d) LIABILITY INSURANCE. Maintain in full force and effect such liability and business interruption insurance with respect to the activities of Borrowers and other insurance as is commonly maintained by similar companies and as may be reasonably required by Bank, all such insurance to be provided by responsible carriers acceptable to Bank.

         (e) TAXES. File all federal, state and local tax returns and other reports Borrowers are required by law to file and pay when due all taxes, assessments, and other liabilities, except that Borrowers shall not be obligated to pay any taxes or assessments which Borrowers are contesting in good faith provided that adequate reserves therefor are established on Borrowers' books and that such taxes and assessments are promptly paid when the dispute is finally determined.

         (f) INDEBTEDNESS. Not incur or permit to exist any indebtedness by Borrowers in excess of $500,000 in the aggregate outstanding during any one fiscal year except (i) the borrowings under this Agreement; (ii) indebtedness incurred in connection with the liens permitted by Section 2(g) herein; (iii) indebtedness (which is not being paid out with the Loan proceeds) existing as of the date of this Agreement and reflected in the financial statements described in EXHIBIT "1(d") to this Agreement; (iv) other indebtedness existing as of the date of this Agreement, including subordinated indebtedness to The Computer Supply Store, inc. (hereinafter called "Supply") in connection with the purchase of Supply's assets, all as further described in EXHIBIT "1(e)" to this Agreement; (v) short term unsecured trade credit or accounts incurred in the ordinary course of business; and (vi) indebtedness related to purchase money security interests arising as to the purchase of fixed assets by Borrowers in the ordinary course of its business and limited as noted in Section 2(g) below. "Indebtedness" shall mean for all purposes of this Agreement any indebtedness for borrowed money or indebtedness representing the deferred purchase price of property being acquired pursuant to installment or conditional sale agreements or capitalized lease obligations.

         (g) LIENS. Not create or permit to exist any mortgage, pledge, security interest, title retention right, lien or other encumbrance (collectively "liens") with respect to any assets now owned or hereafter acquired by Borrowers except those liens: (i) created in favor of the Bank hereunder; (ii) related to current taxes not yet delinquent or as security for taxes being contested in good faith, or in connection with workers' compensation insurance, unemployment insurance or old age pensions, or of mechanics and materialmen for sums not due or sums being contested in good faith and for which adequate reserves are set aside on Borrowers' books to pay same when finally determined to be due; (iii) those granted in the normal course of business to procure bid, performance or surety bonds; (iv) liens granted by Borrowers which do not materially impair the value of Borrowers' assets or Bank's security interest granted herein (so long as any of such liens noted in subsections (ii), (iii) and (iv) herein, separately or in the aggregate, do not materially affect the property or operations of Borrowers or materially diminish the Collateral Security or the Bank's interest therein); (v) the Permitted Liens; and (vi) purchase money security interests granted to vendors and floor plan financing institutions affecting only Borrowers' assets and arising in the ordinary course of Borrowers' business and not secured by any asset except the asset being purchased by Borrowers.

         (h) CORPORATE EXISTENCE AND STATUS. Except with the prior written consent of the Bank, maintain the corporate existence of Borrowers in good standing under the laws of each jurisdictions described in Section 1(a) of this Agreement and not amend, without prior written notice to Bank, the Certificate or Articles of Incorporation, or By-laws, or fiscal year for tax and accounting purposes of Borrowers.

         (i) CONTRACTS. Not enter into any agreement, contract or arrangement which would materially impair or adversely affect the right and/or ability of Borrowers to carry on their businesses as now conducted or materially impair or adversely affect the Collateral Security or other security for the obligations provided for hereunder.

         (j) MERGER AND TRANSFER OF ASSETS. Except with the prior written consent of the Bank or as to the purchase of assets of Supply as described herein, Borrowers shall not (i) purchase the shares of or an ownership interest in any other entity, (ii) be a party to any merger, consolidation, or reorganization (including any acquisition of all or substantially all of the equity, assets or debt of any other enterprise) or enter into or form any partnership or joint venture; (iii) sell, transfer, convey, or lease, or grant an option to sell, transfer, convey or lease all or any part of any Borrower's property, tangible or intangible, except in the normal course of business or as authorized herein, or involving the sale of damaged, obsolete, or discontinued assets;
    (iv) not materially change the nature of or discontinue Borrowers' current business activities; (v) not sell, discount, encumber or assign, with or without recourse, any accounts receivable except in the ordinary course of business in connection with the collection of accounts which are at least ninety (90) days past due.

         (k) BANK AS PRIMARY DEPOSITORY. Maintain all significant accounts and other banking relationships of Borrowers (including, without limitation, all significant operating accounts, demand and time deposit accounts, certificate of deposit accounts, and safekeeping accounts) at the Bank.

         (l) MAINTENANCE OF PROPERTY. To the extent consistent with good business practices, maintain all real and personal property of Borrowers in good condition and repair, not commit or permit any waste thereof, and not remove or permit the removal of any improvement, accession or fixture therefrom that may in any way impair the value of said property or the Bank's Collateral Security hereunder.

         (m) COMPLIANCE WITH LAW. Comply at all times, with all material laws, statutes, ordinances, rules, regulations and orders of any governmental entity (including, but not by way of limitation, such laws, statutes, ordinances, rules, regulations and orders relating to ecology, human health and the environment) having jurisdiction over Borrowers or any part of its assets, where such failure to comply would have a material adverse effect on Borrowers or their assets. Borrowers shall obtain and maintain all permits, licenses, approvals and other similar documents required by any such laws, statutes, ordinances, rules, regulations or orders.

         (n) RESTRICTED PAYMENTS. Not (i) declare or pay any cash dividend to any of Borrowers' shareholders except to Pomeroy from its subsidiaries (stock dividends being permitted); (ii) make any advances, capital injections or other transfers between Borrowers and/or their subsidiaries or affiliates (except in the normal course of business to fund working capital needs of any Borrower except Leasing); (iii) make any payment to Supply unless it meets the conditions of EXHIBIT "2(n)" attached hereto and made a part hereof; (iv) make any distributions of Borrowers' assets or loans or advances to officers, directors or employees, except that Borrowers may advance or reimburse employee travel and other expenditures in the normal course of business AND reasonable advances to employees against bonuses expected to be paid within one year of such advance; or (v) purchase, redeem, retire or otherwise acquire any shares of any Borrower's stock from such Borrower's shareholders (including those pursuant to existing stock purchase arrangements).

         (o) CAPITAL EXPENDITURES; OTHER FINANCIAL COVENANTS. (i) not make, in the aggregate for all Borrowers, capital expenditures (including capitalized leases) in excess of $2,250,000 for the fiscal year ended January 5, 1996 and $1,500,000 for any fiscal year thereafter, and (ii) meet the other financial covenants specified in EXHIBIT "2(o)" to this Agreement.

         (p) SALE OF INVENTORY. Not sell its inventory except in the ordinary course of its business, and such inventory shall not otherwise be taken or removed from any of Borrowers' premises (including leased premises and public warehouses). Except for sales to Borrowers' employees consistent with past practices, Borrowers shall not sell, lease, transfer or make any other disposition of any inventory to any affiliate of Borrowers or to any director, officer, employee or shareholder of Borrowers or of any affiliate of Borrowers.

         (q) NOTICE OF LITIGATION. Notify Bank in writing, promptly upon Borrowers learning thereof, of any litigation, suit or administrative proceeding which may materially affect the operations, financial condition or business of Borrowers or Bank's security interest in the Collateral Security or other security for the obligations provided for herein, whether or not the claim is considered by Borrowers to be covered by insurance.

         (r) ERISA NOTICE. Notify Bank in writing (i) promptly upon the occurrence of any material event described in Section 4043 of ERISA, other than a termination, partial termination or merger of a "Plan" (as defined in ERISA) or a transfer of a Plan's assets and (ii) prior to any termination, partial termination or merger of a Plan or a transfer of a Plan's assets.

         (s) ABILITY TO CONDUCT BUSINESS. Maintain adequate management, employees, assets, governmental approvals, permits and licenses and/or, if applicable, patents, patent applications, copyrights, trademarks, trademark applications and trade names, to conduct their businesses as now or hereafter conducted.

         (t) NOTICE OF LABOR DISPUTE. Notify Bank, promptly upon Borrowers learning thereof, of any labor dispute to which Borrowers may become a party which could result in a general work stoppage or which could have a material adverse effect on any Borrower's business operations, any strikes or walkouts relating to any of its operations or facilities which could have a material adverse effect on Borrowers or their assets or operations, and/or the expiration of any labor contract to which Borrowers are a party or by which Borrowers are bound.

         (u) NOTICE OF DEFAULT OF INDEBTEDNESS. Notify Bank, promptly upon the occurrence thereof, of any default by Borrowers under any note, indenture, loan agreement, mortgage, lease, deed or other similar agreement to which Borrowers are a party or by which Borrowers are bound.

         (v) SUFFICIENT CAPITAL. At all times prior to, during and after any disbursement of the Loans, will have capital sufficient to carry on their businesses and transactions as now conducted and all businesses and transactions in which it is about to engage, be solvent and able to pay its debts as they mature, and will own property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its debts.

         (w) OWNERSHIP AND OPERATIONS; COMPENSATION. (i) Maintain C&N, Xenas and Leasing as wholly-owned subsidiaries of Pomeroy, and (ii) cause David
    B. Pomeroy to maintain direct or indirect ownership of at least twenty-five percent (25%) of all the shares of Pomeroy and agree not to pledge his shares or grant any interest therein to anyone but the Bank or a family member, remain Chairman and CEO of Pomeroy, and not allow any Change of Control of Borrowers. "Change of Control" shall mean any transaction, event or circumstance, or series thereof, the result of which is that (i) beneficial ownership, in the aggregate of more than Fifty Percent (50%) of the total voting power entitled to vote for the election of directors of the Borrowers (including securities convertible by their terms into stock having such voting power) is acquired by any person or group (within the usual meaning of same under SEC Rule 13d-3) of related persons, other than the holders of common stock of Pomeroy as of the date hereof.

         (x) WAIVER. Permit any variance from the covenants of Borrowers pursuant to this Section 2 only with the prior written consent and/or waiver of the Bank. Any such variance by consent and/or waiver shall relate solely to the variance addressed in such consent and/or waiver, and shall not operate as the Bank's consent and/or waiver to any other variance of the same covenant or other covenants, nor shall it preclude the exercise by the Bank of any power or right under this Agreement.


         3. CLOSING CONDITIONS. The obligation of the Bank to make the Loans, or any portion thereof, is subject to the satisfaction of each of the following conditions precedent:

         (a) DEFAULT. Before and after giving effect to any Loan or any portion thereof, no Event of Default, as defined in Section 5 of this Agreement, or any event which, with the passage of time or notice or both, would mature into an Event of Default shall have occurred or be continuing;

         (b) WARRANTIES. Before and after giving effect to any Loan or any portion thereof, the representations and warranties in Section 1 hereof shall be true and correct in all material respects as though made on the date of such Loan or portion thereof;

         (c) CERTIFICATION. Borrowers shall have delivered to the Bank certificates as of the date of this Agreement and as of the date of this Agreement and any future date as Bank may request, in a form satisfactory to the Bank, of the chief financial officer of Borrowers (i) as to the matters set out in Sections 3(a) and 3(b) of this Agreement, (ii) that the resolutions described in Section 3(d) of this Agreement have not been amended or rescinded, and (iii) as to incumbency of all officers of Borrowers (with specimen signatures of such incumbent officers and whenever such officers have been changed); and

         (d) RESOLUTIONS. Borrowers shall have delivered to the Bank a copy, duly certified as of the date of this Agreement by the secretary or assistant secretary of Borrowers of (a) the resolutions of the Borrowers' Board of Directors authorizing all borrowings hereunder and the execution and delivery of this Agreement and the Notes and other Loan Documents hereunder (b) all documents evidencing other necessary corporate action by Borrowers, and (c) all approvals or consents, if any, with respect to this Agreement, the Notes and other Loan Documents.

         (e) NOTES. Borrowers shall have delivered its promissory note evidencing the Revolving Credit Loans from the Bank substantially in the form of EXHIBIT "4(a)(ii)" to this Agreement, and properly executed by an authorized officer or officers of Borrowers (collectively, with any renewal or replacement notes, and any future Term Notes, the "Notes") and all other Loan Documents so properly executed.

         (f) DELIVERY OF COLLATERAL SECURITY. The Collateral Security specified in Section 4(e) has been provided to the satisfaction of the Bank.

         (g) OPINION. Borrowers shall have delivered to the Bank an opinion of present outside counsel to the Borrowers (or other counsel acceptable to the Bank), dated the date of the Loan (or such other date acceptable to the
    Bank) to the effect that (i) Borrowers are duly incorporated, validly existing and in good standing under the laws of its states of incorporation; (ii) Borrowers have full power to execute and deliver this Agreement, the Notes and other Loan Documents and to perform its obligations under same; (iii) such actions have been duly authorized by all necessary corporate action, and are not in conflict with any provision of law or of the Certificate or Articles of Incorporation, or By-laws or Regulations of Borrowers, nor, to the best knowledge of such counsel after due investigation, in conflict with any agreement, order or decree binding upon Borrowers; and (iv) this Agreement and the Notes and other Loan Documents are the legal and binding obligations of Borrowers, enforceable in accordance with their terms, except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws now or hereafter in effect, or by legal and equitable principles relating to or limiting creditors' rights generally, or other rules of law or equity limiting the availability of attorney's fees or of specific performance, injunctive relief or other equitable remedies may limit, restrict, modify or otherwise impair the enforceability of the Agreement, the Notes and other Loan Documents.

         (h) INSURANCE. Borrowers shall have delivered evidence of insurance as required by Sections 2(c) and 2(d) of this Agreement reasonably satisfactory to Bank.

         (i) GOOD STANDING CERTIFICATES. Borrowers shall have delivered good standing certificates for the states of their incorporation and good standing certificates for all other states and jurisdictions described in
    Section 1(a) of this Agreement.

         (j) INTERCREDITOR AGREEMENTS AND CONSENTS. Acceptable inter-creditor agreements shall remain in effect between Bank, IBM Credit Corp. ("IBM") and Deutch Financial Corp. [previously ITT Commercial Finance Corp.] ("ITT").

         (k) ASSET PURCHASE AGREEMENT. The Asset Purchase Agreement between Pomeroy and Supply has been signed in form substantially as previously delivered to Bank and an executed original thereof delivered to Bank.

         (l) OTHER DOCUMENTS; INSPECTION. Borrowers shall have delivered to the Bank such other documents, certificates and instruments as the Bank, in its sole discretion, may reasonably request at least three (3) business days prior to the date of this Agreement, and such post-loan closing documents as may be requested by the Bank to evidence, protect or perfect the Loans and any collateral security therefore. The Bank or its designated representative shall have the continuing right to inspect and review, at reasonable times and upon reasonable notice, all Borrowers' records, documents and assets, directly or indirectly related to the Loan or Borrowers' obligations provided for in this Agreement.


         4.   LOANS.

         (a) REVOLVING CREDIT LOANS AND COMMITMENT; CREDIT RESERVE. Subject to the terms and conditions of this Agreement, and subject to there being no Event of Default (or an event which would, with notice or the passage of time or both, mature into an Event of Default) by Borrowers hereunder, the Bank agrees to lend and relend to the Borrowers, jointly and severally, for the purposes specified in EXHIBIT "1(i)" to the Agreement, during the period from the date hereof to THE EARLIER OF (i) April 30, 1997 (or the date of any extension of this Agreement in a writing signed by the Bank), OR (ii) the date of the occurrence of an Event of Default specified in Section 5 below, unless waived by the Bank (such earlier date herein called the "Commitment Termination Date"), such amounts as Borrowers may from time to time request not exceeding in the aggregate at any time outstanding to Borrowers the LESSER OF: [A] Eighty-Five Percent (85%) of Eligible Receivables, OR [B] Twenty-Five Million Dollars (U.S.$25,000,000), reducing to Nineteen Million Dollars (U.S.$19,000,000) as of July 1, 1996. If the aggregate amount of Revolving Credit Loans made to Borrowers hereunder and outstanding at any one time exceeds the limits as described in Section 4(a)[A] and 4(a)[B] above, then Borrowers shall, within five (5) days thereof, repay sufficient of the Loans to bring the outstanding Loan amount within such limits. "Eligible Receivables" hereunder shall mean those accounts receivables of Borrowers acceptable in good faith to Bank and as further specified in EXHIBIT "4(a)(i)" to this Agreement. The Commitment Amount shall also be reduced dollar-for-dollar for letters of credit issued by the Bank at the request of Borrowers (such additional credit facilities being subject to approval and pricing by the Bank on a case-by-case basis). Such loans shall be referred to herein as the "Revolving Credit Loan" or the "Revolving Credit Loans."

         The sum of all Revolving Credit Loan draws shall never exceed the Commitment Amount. The Revolving Credit Loans shall be available to Borrowers in the form of a Business Checking Plus credit reserve arrangement (the "Credit Reserve") under which the Bank will make loans to Borrowers in connection with a concentration deposit account of Borrowers in the name of Pomeroy, account number 480-3828-37 (the "Account"), which will be zero-balanced hereunder to the Target Balance noted herein. Transfers under the Credit Reserve shall constitute Revolving Credit Loans hereunder and shall be made in either of the following ways: (i) the Bank shall make an automatic transfer directly to the Account in One Thousand Dollars ($1,000.00) multiples (up to the unused portion of the Commitment Amount) at any time and from time-to-time that checks drawn against, or other charges assessed against the Account pursuant to this Agreement, the Bank's general terms and conditions as to deposit accounts or otherwise, would (if paid) cause the Account balance, if deposited or credited through ordinary, regular Account transactions (subject to the zero-balancing specified herein), to decrease below the target amount specified from time-to-time by the Bank (the "Target Balance"). [The initial Target Balance shall be One Thousand Dollars ($1,000.00)]; AND/OR (ii) upon receipt by the Bank from any Borrower of a request (normally by telephone) drawing against the Credit Reserve in any amount not less than $1,000 or any multiple thereof, but not more than the then-unused portion of the Commitment Amount, the Bank shall transfer to the Account the amount so authorized. The Borrowers agree not to issue checks in excess of the sum of (A) funds in the Account deposited or credited through Revolving Credit Loans hereunder and through ordinary, regular Account transactions (subject to the zero-balancing specified herein) as reduced by withdrawals against the Account, repayments of Loans under this Agreement and other charges assessed against the Account (collectively the "Checking Balance"), PLUS (B) the unused portion of the Commitment Amount. However, the Bank, at its option, may honor any one or more checks or loan authorizations, although to do so may cause the unpaid balance of the Credit Reserve to exceed the Commitment Amount, but such action shall not constitute a waiver by the

Bank of its rights hereunder to declare all amounts owing immediately due and payable or of any of its other rights where there has been a violation of the terms of this Agreement

         All Revolving Credit Loans shall be repaid as follows: Any funds deposited to the Account (subject to the zero-balancing noted herein) as they become collected from any source, including (without limitation) from Borrowers' accounts at the Bank will (automatically and without exception) be applied first to applicable interest charges, then to fees associated with this Agreement or the Credit Reserve or charges to the Account, then to repayment of any outstanding principal balance of Revolving Credit Loans, and only then will the balance remaining be credited to the Account. However, upon any event of default, the Bank may allocate between charges, fees, interests or principal, as it deems best for the Bank. Such applications will be disclosed monthly at the same time as the Account statement is prepared. All such automatic payments shall be deemed made from proceeds of Collateral Security provided to the Bank hereunder. Each Revolving Credit Loan draw by Borrowers from the Bank shall be deemed a warranty, representation and certification by Borrowers that such draw is fully available hereunder. The Revolving Credit Loans shall be evidenced by the Revolving Credit Note given by Borrowers to the Bank, in the form of EXHIBIT "4(a)(ii)" attached hereto and made a part hereof (the "Revolving Credit Note"). The Bank is hereby authorized by Borrowers to enter from time to time on the reverse of its Revolving Credit Note the principal balance of its Revolving Credit Loan and all payments and prepayments thereon, and the aggregate unpaid amount of the Revolving Credit Loan set forth on the Revolving Credit Note shall be contained in a monthly statement sent to Borrowers and if not objected to by Borrowers within a reasonable time thereafter, shall be presumptive evidence of the principal amount owing to the Bank and unpaid thereon. Upon written request of the Bank, Borrowers shall immediately exchange the Revolving Credit Note then outstanding for a revised and updated Revolving Credit Note. The Revolving Credit Note shall bear interest at a rate which shall vary from time to time with the rate announced at the Bank as its prime rate (the "Prime Rate") minus one-fourth of one percent (0.25%), such rate to be adjusted on the effective date of any change in the Prime Rate. The Prime Rate is determined solely by the Bank pursuant to market factors and its own operating needs and such rate is not necessarily the Bank's best or most favorable rate for commercial or other loans. If, upon receipt of financial statements at the end of each fiscal quarter (and effective for such quarter), Borrowers' Debt Ratio (as defined in EXHIBIT "2(o") is less than 2.5 to 1.0 AND the ratio of Borrowers' consolidated Debt [as defined in EXHIBIT "2(o)"] to consolidated net earnings before interest, taxes, and depreciation and amortization expenses for the trailing twelve (12) fiscal months (the "EBITDA Ratio") is less than 3.5 to 1.0, the interest rate hereunder shall reduce to the Prime Rate minus 0.50% effective as of the first day of the second month following the end of such quarter (and shall be so effective until such ratio can no longer be met, when it will revert to the Prime Rate minus 0.25%). Likewise, when the Debt Ratio is less than 2.0 to 1.0 and the EBITDA Ratio is less than 3.0 to 1.0, the interest rate shall reduce to the Prime Rate minus 0.75%, subject to effectiveness and subsequent reduction (to Prime minus 0.50% or 0.25%, as the case may be) as noted above. Such interest shall be computed on the basis of a year consisting of 360 days (twelve (12) months of thirty (30) days each) but applied to the actual number of days elapsed. Interest shall be payable to the Bank monthly in arrears, commencing on March 31, 1996, and monthly thereafter on the last day of each month and when the Revolving Credit Note is due. After any Event of Default hereunder or after maturity, whether by acceleration or otherwise, the Revolving Credit Note shall bear interest (computed and adjusted in the same manner, and with the same effect, as interest on the Revolving Credit Note prior to maturity) payable on demand at a rate per annum equal to the Prime Rate plus three percent (3%), in all cases until paid and whether before or after any entry of any judgment thereon. Borrower shall also pay any late payment charge specified in the Revolving Credit Note. The Revolving Credit Note shall be due on April 30, 1997 (unless extended by a written agreement with Bank, which Bank does not hereby commit to do) without need for demand or notice to Borrowers, or earlier on the date of any earlier Commitment Termination Date.

         (b) TERM LOANS. Subject to the terms and conditions of this Agreement, the Bank agrees to consider lending to Borrowers, jointly and severally, as of such date and subject to such terms as the Bank and Borrowers may (but also may not) agree in the future, certain term loans for specific purposes now not known. Such loans shall be referred to herein as the "Term Loans." The Term Loans shall be evidenced by one or more term notes given by such Borrowers to the Bank, in the form of EXHIBIT "4(b)" attached hereto and made a part hereof (any one such note herein called a "Term Note"). No repayment or prepayment of the Term Loan by Borrowers shall create any obligation on the part of the Bank to relend such repaid or prepaid amounts to Borrowers. The Term Note shall bear interest at a per annum rate which shall vary from time to time with the Prime Rate plus or minus agreed percentage rates, such rates to be adjusted on the effective date of any change in the Prime Rate. Such interest shall be computed on the basis of a year consisting of 360 days but applied to the actual number of days elapsed. Interest shall be payable to the Bank in arrears on the last day of each quarter commencing one month after the date of loan disbursement, with principal repayable as agreed. After an Event of Default hereunder, or after maturity, whether by acceleration or otherwise, the Term Loans shall bear interest (computed and adjusted in the same manner, and with the same effect, as interest on the Term Loans prior to maturity) payable on demand at a rate per annum equal to the Prime Rate plus three percent (3%), in all cases until paid and whether before or after entry of any judgment thereon. Borrowers shall also pay any late payment fees specified in the Term Note. The Bank does not hereby commit to make such Term Loans.

         (c) COMMITMENT FEE. Borrowers shall pay the Bank a commitment fee of one fourth of one percent (0.25%) on the average daily unused portion of the maximum Commitment Amount, invoiced by Bank to Borrowers quarterly in arrears. In case of any change in law or governmental rules, regulations, guidelines or orders (or any interpretation thereof) or the introduction of new laws, regulations or guidelines which require Bank to reserve for unfunded revolving credit commitments, the Bank may charge Borrowers an additional fee which will compensate Bank for such requirements.

         (d) PREPAYMENTS. The Borrowers may from time to time, after the date of this Agreement and from time to time thereafter, repay or prepay part or all of the Revolving Credit Loan or any Term Loan principal balance outstanding. There shall be no prepayment premium for any such prepayments by Borrowers. As to any Term Loan, the payments shall be applied to installments due in inverse order of maturity.

         (e) PLACE OF PAYMENT. All payments of principal and interest hereunder shall be made in immediately available funds to the Bank at 425 Walnut Street, Location 8160, Cincinnati, Ohio 45202, or at such other places as may be designated by the Bank to the Borrowers in writing. Borrowers direct the Bank to charge any account or charge or increase any loan balance of Borrowers at the Bank for the amount of any interest or principal payments or fees due to the Bank hereunder.

         (f) COLLATERAL SECURITY. All the obligations of the Borrowers to the Bank under this Agreement, the Notes and Loan Documents shall be secured by the following (together called the "Collateral Security"):

         (i) a security interest in and to all of Borrowers' tangible or intangible property including (without limitation) machinery, equipment, furnishings, fixtures, inventory, accounts [meaning accounts receivable, accounts, instruments, chattel paper, documents, contracts, contract rights (including, without limitation, all rights of Borrowers against Supply in the Asset Purchase Agreement between them), choses of action and any form of obligation now or hereafter owing to Borrowers], general intangibles (including, without limitation, any franchise rights, patents, licenses, copyrights, trademarks and trade names), goodwill of and debt and equity securities owned by Borrowers (excluding the stock of C&N, Xenas, Leasing, and any other subsidiary) wherever located, now owned or existing or hereafter acquired or arising, and their proceeds and products, cash or non-cash, as evidenced by the Bank's standard form Security Agreements and Schedules attached hereto as EXHIBITS "4(f)(i)(A) through "4(f)(i)(E)" and made a part hereof (hereinafter collectively called the "Security Agreements");

         (ii) subordination agreements with Supply as evidenced by a subordination agreement attached hereto as EXHIBIT "4(f)(ii)" and made a part hereof (hereinafter called the "Subordination");

         (iii) delivery by Pomeroy to Bank of its stock certificates evidencing ownership of C&N, Xenas and Leasing, with executed stock powers attached;

         (iv) a security interest in favor of the Bank as specified in Section 4(g) herein; and

         (v) as may otherwise be specified in the Revolving Credit Notes and/or Security Agreements, as same may be amended or restated from time to time.

         The Bank shall not be bound in any way to exercise its realization interest in the Collateral Security in any particular order or excluding any particular remedy. It is agreed that all Bank's security interests in the Collateral Security shall be first priority except as to inventory pledged to floor planners, IBM, ITT and others which the Bank approves in writing pursuant to Intercreditor Agreements acceptable to Bank. The Collateral Security shall be in form satisfactory to the Bank and its counsel, and the Borrowers agree to execute or cause to be executed any and all documents and deliver to the possession of the Bank such documents or other assets of Borrowers as are determined necessary by the Bank or its counsel to evidence or assure the protection, perfection and/or enforcement of such Collateral Security (including, but not limited to, landlord waivers, additional confirmation security agreements as to newly acquired inventory, and UCC financing statements). The provisions of the Revolving Credit Note, any future Term Note, Security Agreements, Subordination and other related documents providing or related to the Collateral Security for the Bank shall supplement and be in addition to those of this Agreement and any inconsistent provisions therein shall be interpreted in all respects to be in favor of the Bank, provided, however, that whenever possible, such provisions shall be interpreted and limited consistent with the provisions and limitations of this Agreement.

         (g) LIEN; RIGHT OF SET-OFF. Borrowers hereby grant to Bank a continuing lien and a security interest for all obligations of Borrowers to Bank in and to any and all moneys, securities and other properties of Borrowers and the proceeds thereof now or hereafter held or received by or in transit to the Bank from or for the account of Borrowers, whether for safekeeping, pledge, transmission, collection or otherwise, and also upon any and all deposits (general and special), account balances and credits of Borrowers with Bank at any time existing. In addition to all statutory rights of Bank, Bank is hereby authorized at any time and from time to time, without prior notice to Borrowers to set-off, appropriate, apply and enforce said lien and security interest in any and all items hereinbefore specified in this subsection referred to against all obligations of Borrowers to the Bank arising under this Agreement and the Notes, and Borrowers shall continue to be liable to the Bank for any deficiency with interest at the rates set forth herein and in the Notes.


         5. EVENTS OF DEFAULT; COLLATERAL REALIZATION. If any of the following events (any such event shall be referred to as an "Event of Default") shall occur, then Bank may, without further notice or demand, accelerate the Loans and declare them to be, and thereupon the Loans (and the Notes) and other obligations due hereunder shall become immediately due and payable, AND, to the extent the maximum Commitment Amount has not yet been used or fully drawn on by Borrowers, terminate the balance of same, AND the Bank shall have all rights provided herein or in any of the other Loan Documents or otherwise provided by law to realize on the Collateral Security or to take any other action or utilize any remedies provided in the Loan Documents and in whatever order the Bank may determine in its sole discretion (and all such powers and remedies shall be cumulative and not exclusive of one another or any other right, remedy or power):

         (a) Borrowers do not pay or, repay to Bank any principal of or any interest on any Loan or the Revolving Credit Notes or any fee or obligation when due whether by reason of demand, acceleration or otherwise, within ten
    (10)
    working days of the date notice is sent to Borrowers from Bank, or any other non-payment default or demand or acceleration shall occur under any Loan Document (and same shall not be cured within any available period); or

         (b) Borrowers do not pay principal or interest on any other borrowed money obligation equal to or in excess of $300,000 (inclusive of interest and fees) when due or the holder of such other obligation declares, or may declare, such obligation due prior to its stated maturity because of Borrowers' default thereunder (unless such obligation is the subject of an unexpired cure period or a bona fide dispute by such Borrower); or

         (c) Borrowers do not perform their obligations under any agreement material to their businesses and the other party to such agreement declares, or may declare, such agreement in default (unless such agreement is the subject of an unexpired cure period or a bona fide dispute by Borrowers); or

         (d) Any material adverse change occurs in Borrowers' litigation with Vanstar Corporation (formerly Computerland Corporation);

         (e) Any representation or warranty made by Borrowers herein or in any other Loan Document or writing furnished in connection with this Agreement shall be false in any material respect when made; or

         (f) Borrowers violate any material covenant, agreement or condition contained herein or in any other Loan Document or writing (other than to make payment of principal, interest, fees or obligations) and does not cure (or deliver to the Bank an acceptable plan of corrective action to cure promptly) such violation to the reasonable satisfaction of the Bank within thirty (30) days of mailing of written notice of such violation from the Bank; or

         (g) Any Borrower is unable to pay its business debts as due OR such Borrowers' consolidated financial statements indicate insolvency or a deficit net worth; or

         (h) With respect to the plans referred to in Section 1(i), or any other similar plan, a "reportable event" or "prohibited transaction" pursuant to ERISA has occurred which results in the imposition of material taxes or penalties against Borrowers or the termination of such plans (or trusts related thereto), or Borrowers incurs any material liability to PBGC in connection with such plans, and does not cure (or deliver to the Bank an acceptable plan of corrective action to promptly cure) same to the satisfaction of the Bank within ten (10) days of such occurrence; or

         (i)  Any Borrower makes an assignment for the benefit of creditors; or

         (j) Any Borrower applies for the appointment of a trustee or receiver of any part of the assets of such Borrower or commences any proceedings relating to such Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or other liquidation law of any jurisdiction; or any such application if filed, or any such proceedings are commenced, against such Borrower and such Borrower indicates approval, consent on acquiescence; or an order is entered appointing such trustee or receiver, or adjudicating such Borrower bankrupt or insolvent, or approving the petition in any such proceedings, and such order remains in effect for thirty (30) days; or

         (k) Any order is entered in any proceedings against any Borrower decreeing the dissolution or division of such Borrower or its assets, and such order remains in effect for thirty (30) days; or

         (l) A material part of any Borrower's operations shall cease for a period of thirty (30) days, other than temporary or seasonal cessations which are simultaneously experienced by other companies in the same line of business (which, if continued, would have a material adverse effect on Borrowers' operations or financial condition); or

         (m) Any final judgment in excess of confirmed insurance coverage satisfactory to Bank which, together with other outstanding judgments against Borrowers which have not been discharged or execution thereon stayed, causes the aggregate of such judgments to exceed Five Hundred Thousand Dollars ($500,000), shall be rendered against Borrowers and within sixty (60) days such judgment shall not have been discharged or execution stayed pending appeal or within sixty (60) days after the expiration of any such stay such judgment shall not have been discharged; or

         (n) If, in the reasonable opinion of Bank, there has been a material adverse change in the consolidated financial affairs or operating condition of Borrowers over the financial condition of Borrowers in the January 5, 1996 consolidated financial statements of Pomeroy and its subsidiaries.

         The above recitation of Events of Default: (i) shall supplement and be in addition to any defaults specified within the Revolving Credit Notes, any future Term Notes, Security Agreements, Subordination and any other Loan Document, which shall be interpreted in all respects in favor of the Bank but whenever possible shall be interpreted and limited consistent with the default provisions of this Agreement; and (ii) shall not in any way defer or in any way limit the Bank from exercising its rights in connection with other notes or financial accommodations issued to the Borrowers. To the extent any cure-of-default period is provided above, the Bank may nevertheless, at its option pending completion of such cure, suspend its obligations to consider further Loans hereunder.

         6.   GENERAL.

         (a) REASONABLE ACTIONS. Bank agrees that in taking any action which it is permitted or empowered to take under this Loan Agreement, it will act reasonably under what it believes are the facts and circumstances existing at such time.

         (b) DELAY. No delay, omission or forbearance on the part of the Bank or the holder of any Notes, in the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial delay, omission or forbearance in the exercise of any other power or right. The rights and/or remedies of the Bank herein provided are cumulative, shall be interpreted in all respects in favor of the Bank, and are not exclusive of any other rights and/or remedies provided by law.

         (c) NOTICE. Any notice hereunder to Borrowers or Bank shall be in writing and, if mailed, shall be deemed to be given by Borrowers to Bank when received by the Bank at its address set forth below, and by Bank to Borrowers when sent by mail, postage prepaid, and addressed to the Borrower at its address set forth below:

    Bank:               Star Bank, National Association
                        425 Walnut Street
                        Location 8160
                        Cincinnati, Ohio  45202
                        Attention:  Douglas V. Wyatt
                                    Vice President

    With a copy to:     Taft, Stettinius & Hollister
                        1800 Star Bank Center
                        Cincinnati, Ohio  45202
                        Attention:  Melvin S. Shotten, Esq.

    All Borrowers:      Pomeroy Computer Resources, Inc.
                        1840 Airport Exchange Blvd., Suite 240
                        Erlanger, KY  41018-3131
                        Attention:  Edwin S. Weinstein
                                    Chief Financial Officer and Treasurer

    With a copy to:     Lindhorst & Dreidame Co., L.P.A.
                        P. O. Box 3339
                        Suite 2300
                        312 Walnut Street
                        Cincinnati, Ohio  45201-3339

                        Attention:  James H. Smith, III, Esq.

The Borrowers or the Bank may, by written notice to the other, designate another address for purposes hereunder.

         (d) EXPENSES; INDEMNITY. Borrowers jointly and severally agree to pay all out-of-pocket expenses of the Bank and its employees (including attorney's fees and legal expenses, but excluding the salaries of the Bank's own employees) incurred by the Bank in entering into and closing this Agreement and preparing the documentation in connection herewith and in connection with any of the Loan Documents, and the Borrowers jointly and severally agree to pay the Bank upon demand for the same. Borrowers jointly and severally agree to pay all filing fees to protect the Bank's security interest under this Agreement, and if the Bank pays for same, Borrowers shall reimburse the Bank upon demand. The Borrowers jointly and severally agree to pay the Bank upon demand for administering or enforcing the obligations of the Borrowers hereunder or under any Notes or documents relative to the Collateral Security or under any of the Loan Documents (including reasonable attorney's fees and legal expenses), and to defend, indemnify and hold the Bank harmless from all liability, obligation, cost, damage or expense (including reasonable attorney's fees and legal expenses) for taxes (except income or franchise taxes), fees or third party claims which may arise or be related to the execution, delivery or performance of this Agreement or any of the Loan Documents or the issuance of the Notes. Such obligations of the Borrowers shall survive any termination of this Agreement.

         (e) SURVIVAL. All covenants of Borrowers made herein or otherwise in writing in connection with the transactions contemplated hereby shall survive the execution and delivery of this Loan Agreement, the Notes and the Loan Documents, and shall remain in effect so long as any obligations of Borrowers are outstanding hereunder or under any of the Loan Documents.

         (f) SEVERABILITY. Any provision of this Agreement (or any Exhibit hereto) which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition of enforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         (g) LAW. IMPORTANT: The Loans shall be deemed made in Ohio and the Revolving Credit Notes, and Term Notes (and any other notes) and all other Loan Documents evidencing same, and all the rights and Obligations of Borrowers and the Bank hereunder, shall in all respects be governed by and construed in accordance with the laws of the State of Ohio, including all matters of construction, validity and performance. Without limitation on the ability of the Bank to exercise all its rights as to the Collateral Security for the Loans or to initiate and prosecute any action or proceeding in any applicable jurisdiction related to loan repayment, Borrowers and the Bank agree that any action or proceeding commenced by or on behalf of the parties arising out of or relating to the Loans and/or the Notes and/or other documents evidencing same and/or the Loan Documents shall be commenced and maintained exclusively in the District Court of the United States for the applicable District of Ohio, or any other court of applicable jurisdiction located in Cincinnati, Ohio.
    The Borrowers and the Bank also agree that a summons and complaint commencing an action or proceeding in any such Ohio courts by or on behalf of such parties shall be properly served and shall confer personal jurisdiction on a party to which said party consents, if (a) served personally or by certified mail to the other party at any of its addresses noted herein, or (b) as otherwise provided under the laws of the State of Ohio. The interest rate and all other terms of the Loans negotiated with Borrowers are, in part, related to the aforesaid provisions on jurisdiction, which the Bank deems a vital part of this loan arrangement.

         (h) SUCCESSORS. This Agreement shall be binding upon Borrowers and Bank and its successors and assigns, and shall inure to the benefit of Borrowers and Bank and the successors and assigns of Bank. Borrowers shall not assign its rights or duties hereunder without the prior written consent of Bank.

         (i) AMENDMENT. This Agreement may not be modified or amended except in writing signed by authorized officers of Bank and Borrowers.

         (j) EXHIBITS. For all purposes hereof, the Exhibits attached hereto shall be considered a part of this Agreement.


    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed at Cincinnati, Ohio by its officers thereunto duly authorized as of the date first above written.


STAR BANK, NATIONAL ASSOCIATION        POMEROY COMPUTER RESOURCES, INC.


By: \s\ Douglas V. Wyatt                    By: \s\ Edwin S. Weinstein
    -------------------------------         -----------------------------------
     Douglas V. Wyatt                      Edwin S. Weinstein
     Vice President                        Chief Financial Officer and Treasurer


                                       C & N CORP.


                                       By: \s\ Edwin S. Weinstein
                                            -----------------------------------
                                           Edwin S. Weinstein
                                           Vice President

                                       XENAS COMMUNICATIONS CORP.


                                       By: \s\ Edwin S. Weinstein
                                            -----------------------------------
                                           Edwin S. Weinstein
                                           Secretary-Treasurer


                                       POMEROY COMPUTER LEASING COMPANY, INC.

                                       By: \s\ Edwin S. Weinstein
                                            -----------------------------------
                                           Edwin S. Weinstein
                                           Secretary-Treasurer

                                   LIST OF EXHIBITS



1(a)                    -    Jurisdictions
1(d)                    -    Financial Information and Reports
1(e)                    -    Indebtedness
1(f)                    -    Actions Pending
1(g)                    -    Permitted Liens
1(i)                    -    Purpose of Loans
1(o)                    -    Tax Matters
2(b)(iii)               -    Borrowing Base Certificate
2(b)(v)                 -    No-Default Certificate
2(o)                    -    Financial Covenants
4(a)(i)                 -    Eligible Receivables
4(a)(ii)                -    Revolving Credit Note
4(b)                    -    Term Note
4(f)(i)(A) through
  4(f)(i)(E)            -    Security Agreements and Schedules
4(f)(ii)                -    Subordination

                                     EXHIBIT 1(a)

                                    JURISDICTIONS


1.  Pomeroy Computer Resources, Inc. -

    (a) State of Incorporation: Delaware
    (b) Other states in which qualified to do business: Alabama, Indiana, Iowa, Kentucky, Ohio

2.  C & N Corp. -

    (a) State of Incorporation: Tennessee
    (b) Other states in which qualified to do business: Florida

3.  Xenas Communications Corp. -

    (a) State of Incorporation: Ohio
    (b) Other states in which qualified to do business: None

4.  Pomeroy Computer Leasing Company, Inc. -

    (a) State of Incorporation: Kentucky
    (b) Other states in which qualified to do business: Ohio, Tennessee

                                     EXHIBIT 1(d)

                                 FINANCIAL STATEMENTS



1. Audited consolidated financial statements of Pomeroy and its subsidiaries for the fiscal year ended January 5, 1996.


2. Quarterly interim financial statements of Pomeroy and its subsidiaries for the period from January 6, 1995 through January 5, 1996.


3. Consolidated balance sheet and income statement projections (with and without the Supply acquisition) for the fiscal year of Pomeroy and its subsidiaries ending January 5, 1997.

                                     EXHIBIT 1(e)

                                     INDEBTEDNESS



         Purchase Obligations owing to Supply under the Asset Purchase Agreement between Pomeroy and Supply.

                                     EXHIBIT 1(f)

                                   ACTIONS PENDING

                           LITIGATION AND OTHER PROCEEDINGS

    1.   THE VANSTAR CORPORATION V. POMEROY COMPUTER RESOURCES, INC.

         This action was brought by Vanstar Corporation (formerly known as Computerland Corporation) against the Company for various money damages and other relief relating to alleged breaches by Pomeroy under the written contract for the sale of computer products. Plaintiff's answers to this litigation was filed on December 14, 1994 and discovery has continued since that date. This case was scheduled to proceed to trial November 13, 1995 but was continued until March 25, 1996. During this period, substantial discovery has taken place concerning the specifics of the litigation.

    2. POMEROY COMPUTER RESOURCES, INC. V. RANDALL J. MUELLER AND INACOM INFORMATION SYSTEMS.

         The Company has not yet decided whether it intends to convert this action to a claim for damages against Inacom Information Systems for tortious interference.

    3.   DANIEL K. COLE V. POMEROY COMPUTER RESOURCES, INC.

         This action was brought by Daniel Cole against the Company arising out of the termination of his employment, which the plaintiff alleged as a breach of his Employment Agreement. The plaintiff sued for injunctive relief and for damages based on breach of contract and other legal theories. This entire litigation has been settled per the payment by the Company of the sum of $95,000.00 to Mr. Cole and the providing him with indemnity should FTA Enterprises, Inc. refile its litigation against Mr. Cole.

    4. FTA ENTERPRISES, INC. V. POMEROY COMPUTER RESOURCES, INC., KENNETH M. DENTON, AND DANIEL K. COLE, KNOX COUNTY, TENNESSEE, CHANCERY COURT, DOCKET NO. 121407-1 FILED APRIL 5, 1994

         This lawsuit was dismissed by the plaintiff on September 11, 1995. Plaintiff's counsel has asserted that plaintiff intends to refile essentially the same suit.

         In this lawsuit, FTA alleged that Pomeroy conspired with the individual defendants, former managers at FTA, to lure other FTA employees to Pomeroy, thus damaging FTA. FTA also claims that the defendants illegally obtained FTA's trade secrets, customer lists and other confidential information; that defendants induced FTA's former employees to breach their employment contracts; and that the defendants induced FTA's customers to breach their contracts with FTA.

         FTA claimed in the prior suit it has suffered compensatory damages in an amount not in excess of $2,000,000. FTA claims its should be awarded punitive damages not in excess of $2,000,000. FTA also seeks to treble any compensatory damages under Tennessee law which are attribute to FTA's inducement to breach claims.

    5.   POMEROY COMPUTER RESOURCES, INC. V. KEITH NOBLE AND THE FUTURE NOW,
INC.

         The Company filed a Verified Complaint for a Temporary Restraining Order, Preliminary Injunction and Permanent Injunction to enjoin Keith Noble from becoming an Employee of Future Now. The Company was able to enter into an agreement in which Mr. Noble agreed not to compete against Company for a set period of time. Incident thereto, The Future Now paid Company the sum of $4,4860.00 as reimbursement for legal costs incurred by Company incident to the filing of this complaint. The Company has recently converted this action to a claim for damages against Future Now for tortious interference. A discovery schedule has recently been set.

    6.   FTD ENTERPRISES, INC.

         FTD Enterprises, Inc. filed this action in Franklin County, Kentucky Circuit Court against the Company alleging that a predecessor of the Company, Pomeroy Investments of Frankfort Partnership, had breached certain covenant not to compete provisions and various representations and warranties relating to certain purchased assets arising out of an Asset Purchase and Sale Agreement dated November 16, 1990. This case is in its discovery stage and the parties are current responding to the first set of interrogatories and requests for production of documents.

    7. SC LIQUIDATION LLC, SUCCESSOR IN INTEREST TO SOLUTRONIX CORPORATION V. POMEROY COMPUTER RESOURCES, INC.

         SC Liquidation LLC, successor in interest to Solutronix Corporation recently filed this action in District Court in the Fourth Judicial District of the County of Hennepin, State of Minnesota alleging that the Company owes plaintiff the sum of $12,804.44 for goods, wares and services that the plaintiff allegedly provided to Company on or about August 27, 1995. This case was recently filed and the Company has received an extension to February 15, 1996 to file its answer to this complaint.

    8. M&W, INC. D/B/A COMPUTERLAND OF NASHVILLE V. POMEROY COMPUTER RESOURCES, INC., ET AL., DAVIDSON COUNTY (NASHVILLE), TENNESSEE CHANCERY COURT, DOCKET NO. 94-2922-III, FILED MAY 27, 1994.

         This case contains allegations that former employees of plaintiff conspired with the Company to damage plaintiff's business by luring away employees, inducing the breaches of contracts, and appropriating confidential information. The Company has meritorious defenses to all of the claims.

         Although settlement discussions have taken place, primarily between principals without the involvement of counsel, settlement does not appear likely at this time. Plaintiff's preliminary settlement overtures were in the range of $200,000 although they varied over the year.

         A temporary injunction hearing has been held and the only relief granted was that the Company was prohibited from using any of plaintiff's proprietary information if any such information is in the Company's possession.

         A trial date has not been set, however a trial is expected in mid-1996. Other than in connection with the injunction hearing, discovery has begun but remains in its beginning stages.

    9.   CUMBERLAND COMPUTERS V. POMEROY COMPUTER RESOURCES, INC.

         This case has been settled per the payment by the Company of $2,500.00.

    10. HURST V. POMEROY COMPUTER RESOURCES, INC. (SUCCESSOR IN INTEREST TO POMEROY INVESTMENTS OF LEXINGTON, INC.)

         This case has been settled per the payment by the Company of $1,000.00.

    11.  COMPUTER SYSTEMS REPAIRS, INC. V. POMEROY COMPUTER RESOURCES, INC.

         This case has been settled per the payment by the Company of $20,000.00.

UNASSERTED CLAIMS OR ASSESSMENTS

    1. Pomeroy Computer Resources, Inc. was contacted in March, 1995 concerning an alleged breach of contract allegation made by Hartford Computer Group emanating out of the client's alleged purchasing of 9,600 units of IBM part no. 92G7200. Pomeroy Computer Resources, Inc. provided certain information to the counsel for Hartford Computer Group, Inc. in April of 1995; and Pomeroy Computer Resources, Inc. has not heard any communications from him in the recent months concerning this matter.

    2. There is a disability discrimination claim filed against Pomeroy Computer Resources, Inc. with the EEOC and two race discrimination claims filed with the EEOC. All of these claims are in the early stages of litigation, and it is too early to predict the outcome of these claims.

    3. There is a dispute between AT&T and Pomeroy Computer Resources, Inc. emanating out of the decision of AT&T GIS to discontinue its Globalyst personal computing and communication PC business. Numerous allegations are being made by both AT&T and the Company concerning amounts allegedly owed to AT&T and the amounts owed by AT&T to Pomeroy Computer Resources, Inc. relating to various inventory that Pomeroy Computer Resources, Inc. had purchased, spare parts and numerous other business issues. The parties continue to negotiate a resolution to this matter.

                                     EXHIBIT 1(g)

                                   PERMITTED LIENS

                                         None

                                     EXHIBIT 1(i)

                                   PURPOSE OF LOANS



         The proceeds of the Revolving Credit Loan shall be used to refinance prior Bank loans, to acquire the assets of Supply and to provide Borrowers with working capital.

                                     EXHIBIT 1(o)

                                     TAX MATTERS

                                         None

                                  EXHIBIT 2(b)(iii)
                              BORROWING BASE CERTIFICATE
                        FOR POMEROY COMPUTER RESOURCES, INC.,
                      C & N CORP. AND XENAS COMMUNICATIONS CORP.

STAR BANK, NATIONAL ASSOCIATION                                         , 19
                                                    --------------------    ----

Gentlemen:

We submit the following information regarding Receivables of the Borrowers in connection with the Loan Agreement dated March 14, 1996 entered into by and between the Borrowers and the Bank (the "Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meaning given them in the Agreement.

Completed for the month ending                .
                               ---------------


I.  AS TO POMEROY COMPUTER RESOURCES, INC.:

Total Receivables beginning of the month                 $
                                                            --------------------
    Plus:          Sales for the month
                                                            --------------------

    Minus:         Total cash receipts on
                   accounts for the month
                                                            --------------------

    Plus or Minus: Miscellaneous debit/credit
                   adjustments to Receivables
                                                            --------------------


Total Receivables end of month                           $
                                                            --------------------
    Minus: Receivables over 90 days
           from invoice date           $
                                         -----------------
           Remaining balance of
           Receivables from a customer
           or division with 25% over 90
           days from the invoice date
                                         -----------------

         Contra accounts
                                         -----------------

         Employee or Affiliate accounts
                                         -----------------

         Deposits
                                         -----------------

         Other
                                         -----------------

Total Eligible Receivables                               $
                                                            --------------------

II.  AS TO C & N CORP.:

Total Receivables beginning of the month                 $
                                                            --------------------

    Plus:          Sales for the month
                                                            --------------------

    Minus:         Total cash receipts on
                   accounts for the month
                                                            --------------------

    Plus or Minus: Miscellaneous debit/credit
                   adjustments to Receivables
                                                            --------------------


Total Receivables end of month                           $
                                                            --------------------

    Minus:  Receivables over 90 days
              from invoice date        $
                                         -----------------

         Remaining balance of
           Receivables from a customer
           or division with 25% over 90
           days from invoice date
                                         -----------------

         Contra accounts
                                         -----------------

         Employee or Affiliate accounts
                                         -----------------

         Deposits
                                         -----------------

         Other
                                         -----------------

Total Eligible Receivables                               $
                                                            --------------------

III.  AS TO XENAS COMMUNICATIONS CORP.:

Total Receivables beginning of the month                 $
                                                            --------------------
    Plus:          Sales for the month
                                                            --------------------

    Minus:         Total cash receipts on
                   accounts for the month
                                                            --------------------

    Plus or Minus: Miscellaneous debit/credit
                   adjustments to Receivables
                                                            --------------------


Total Receivables end of month                           $
                                                            --------------------
    Minus: Receivables over 90 days
           from invoice date           $
                                         -----------------
           Remaining balance of
           Receivables from a customer
           or division with 25% over 90
           days from the invoice date
                                         -----------------

         Contra accounts
                                         -----------------

         Employee or Affiliate accounts
                                         -----------------

         Deposits
                                         -----------------

         Other
                                         -----------------

Total Eligible Receivables                               $
                                                            --------------------

TOTALS AS TO I, II AND III:                              $
                                                            --------------------
                                                                          X 85%
Amount available ("Amounts Available") under the revolving credit facility for all Borrowers (including letters of credit)= $
                                                            --------------------

Outstanding balance under the revolving credit facility for all Borrowers (including letters of credit) at month-end
                                                          $ --------------------

Availability excess (shortage)                           $
                                                            --------------------

If shortage, amount of paydown included herewith         $
                                                            --------------------


                                    CERTIFICATION

I hereby certify that at no time during the past month did the outstanding balance under the revolving credit facility (including letters of credit) exceed the Amount Available (as defined above) and that no "Event of Default" as defined in the Agreement exists at this time or existed during the past month.

POMEROY COMPUTER RESOURCES, INC.       C & N CORP.

By:                                    By:
   --------------------------------        ------------------------------------
   Edwin S. Weinstein                     Edwin S. Weinstein
   Chief Financial Officer and Secretary   Vice President


XENAS COMMUNICATIONS CORP.

By:
   --------------------------------
   Edwin S. Weinstein
   Secretary-Treasurer

                                   EXHIBIT 2(b)(v)
                          FINANCIAL STATEMENT CERTIFICATION


    I,                            , Chief Financial Officer of Pomeroy Computer
      ----------------------------
Resources, Inc. hereby certifies to Star Bank, National Association that the
attached [financial statement/projection] dated             , 19    for Pomeroy
                                                ------------    ---
Computer Resources, Inc. is accurate, complete and fairly presents in all material respects the matters stated therein and has been prepared on a basis consistent with such financial statements prepared for prior periods and in accordance with generally accepted accounting principles. I further certify that no "Event of Default" as defined in the Loan Agreement has occurred.

                   POMEROY COMPUTER RESOURCES, INC.




                   By:
                       -----------------------------------
                      (Name and Title)



                    -----------------------------------
                   (Date)

                                     EXHIBIT 2(n)

                                 RESTRICTED PAYMENTS


         Borrowers shall make no payment to Supply unless allowed under the terms of a Subordination Agreement between Bank, Supply and Borrowers EXCEPT as may relate to indemnity payments ("Indemnity Payments") as defined under Section 10 of the Asset Purchase Agreement between Borrowers and Supply effective March 14, 1996 (in the form submitted to Bank herewith). Borrowers agree that before making such Indemnity Payment they shall first provide to Bank an accurate and complete pro forma borrowing base certificate showing that the amounts of Revolving Credit Loans outstanding PLUS the proposed Indemnity Payments meet the dollar and Eligible Receivables limitations specified in Section 4(a) hereof AND, after such proposed Indemnity Payment, Borrowers still meet the financial covenants specified in EXHIBIT "2(o)" hereof. Notwithstanding the foregoing, Borrowers shall make no such Indemnity Payment to Supply if any Event of Default has occurred (or will occur with such Indemnity Payment or notice or the passage of time) except from Borrower funds generated through loans or investments from third parties (with any such new debt satisfactorily subordinated to Bank).

                                     EXHIBIT 2(o)

                                 FINANCIAL COVENANTS


         In addition to the provisions of the Loan Agreement, Borrowers shall have the following requirements:

         1. Maintain consolidated Tangible Net Worth at no less than the following amounts by and after the following dates:

         TANGIBLE NET WORTH  DATE

         $13,000,000              March 13, 1996
         $14,500,000              October 5, 1996
         $16,000,000              January 5, 1997

"Tangible Net Worth" shall mean all equity accounts PLUS any debt fully subordinated to the Bank (excluding, however, debt owed to Supply MINUS all intangible assets MINUS any amounts due from officers, shareholders, or affiliates of the Borrowers (excluding employee travel or expense advances extended in the normal course of business).

         2. Maintain a ratio of consolidated Debt to consolidated Tangible Net Worth [the "Debt Ratio"] of not more than the following amounts by and after the following dates:

         Debt Ratio          Date

         5.0 to 1.0          March 13, 1996
         4.5 to 1.0          October 5, 1996
         4.0 to 1.0          January 5, 1997

"Debt" hereunder shall mean all the obligations and liabilities of the Borrowers including (but not limited to) accounts payable, accrued expenses, Bank borrowings, other notes payable, capitalized lease obligations, and amounts due to floor plan finance companies.

         3. Generate at all times consolidated twelve (12) month trailing after-tax net income of not less than $3,500,000.

                                   EXHIBIT 4(a)(i)

                             ELIGIBLE ACCOUNTS RECEIVABLE

         "Eligible Receivables" will mean those accounts receivables of the Borrowers as defined in the Security Agreements ("Receivables") which, when scheduled to the Bank and at all times thereafter, do not violate the provisions of this Agreement or the Security Agreements and which the Bank, in its sole credit judgment, deems to be such Eligible Receivables. The total of Eligible Receivables will be calculated net of any reserves the Bank deems necessary or appropriate. No Receivable will be an Eligible Receivable if:

         (i) it is due or unpaid more than 60 days after the due date thereof or more than 90 days after the date of the original invoice issued with respect to the sale giving rise thereto or it has not been invoiced; or

         (ii) it arises out of a sale other than a bona fide outright sale of goods made in the ordinary course of business or it arises out of any sale to a person, firm or corporation which is an employee or Affiliate of the Borrowers or controlled by an employee or Affiliate of the Borrowers; or

         (iii)it is in dispute (in which case the Receivable will be ineligible to the extent of such dispute); or

         (iv) any warranty contained in this Agreement or the Security Agreements with respect to Eligible Receivables or any warranty with respect to such Receivables contained in this Agreement has been breached; or

         (v) it is evidenced by chattel paper and the chattel paper has not been delivered to the Bank; or

         (vi) the Receivable is or may become subject to any right of setoff by the account debtor, and that the account debtor has not entered into an agreement with the Bank which is acceptable to the Bank with respect to the waiver of rights of setoff; or the account debtor has disputed liability, or made any claim with respect to any other Receivable due from such account debtor to ineligible to the extent of such dispute, claim, and/or setoff; or

         (vii)the account debtor has filed a petition for bankruptcy or any other petition for relief under the Bankruptcy Code, made an assignment for the benefit of creditors, or if any petition or other applicable for relief under the Bankruptcy Code has been filed against the account debtor, or if the debtor has failed, suspended its business operations, become insolvent, or suffered a receiver or a trustee to be appointed for any of its assets or affairs; or

         (viii)the account debtor is also the supplier or creditor of the Borrowers, and that account debtor has not entered into an agreement with the Bank with respect to the waiver of rights of setoff which is acceptable to the Bank; or

         (ix) the sale is to an account debtor outside the continental United States, unless the sale is on letter of credit or acceptance terms acceptable to the Bank; or

         (x) the sale to such customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, or any other repurchase or return basis; or

         (xi) the Bank believes in its sole judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the account debtor's financial inability to pay; or

         (xii)the account debtor is any Governmental Authority, or any department, agency or instrumentality thereof, unless the Borrowers if applicable, (a) submits documentation with respect to such Receivable to the Bank including but not limited to documentation establishing that such Receivable does not grow out of progress payment agreement, (b) the Borrowers assign their right to payment of such Receivables to the Bank pursuant to the Assignment of Claims Act of 1940, as amended, (31 U.S.C.
    Section 203 et seq.) or any other similar applicable law, and (c) the Bank determines that any such receivable is absolute, unconditional and in compliance with all applicable laws and regulations and the lien rights of the Bank have been perfected; or

         (xiii)the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the account debtor or the services giving rise to such Receivable have not been performed by the Borrowers, and accepted by the account debtor (or the sale has otherwise not been consummated); or

         (xiv)the Receivables of the respective account debtor exceed a credit limit determined by the Bank, in its sole discretion, at any time or times hereafter, to the extent such Receivable exceeds such limit; or

         (xv) more than twenty-five percent (25%) of the Receivables of the respective account debtor, or, as to any account debtor organized and operated on a divisional basis recognized by the general business community, more than 20% of the Receivables of the respective division of such account debtor, have remained due or unpaid for more than 60 days after the due date thereof or more than 90 days after the date of the original invoice issued by the Borrowers with respect to the sale giving rise thereto; or

         (xvi)which is otherwise determined by the Bank to be ineligible for any other reason generally accepted in the commercial finance business as a reason for ineligibility, including but not limited to any sum retained by account debtors pursuant to contracts with the Borrowers.

"Affiliate" will mean, with respect to any person, any other person directly or indirectly controlling, controlled by, under common control with such person. A person shall be deemed to control a corporation if such person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise. Without limiting the foregoing, all of the Borrowers' officers, directors, subsidiary corporations, joint ventures, and partners will be deemed to be the Borrowers' Affiliates for purposes of this Agreement, and beneficial ownership of ten percent (10%) or more of the voting equity of a person (twenty-five percent (25%) in the case of institutional investor-shareholders) shall be deemed to constitute control. "Governmental Authority" will mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any department, commission, board, bureau, agency, administration, service or other instrumentality of the United States of America, of any state, the District of Columbia, municipality or any other governmental entity.

                            - Exhibit 4(a)(i) -- Page 2 -

                                EXHIBIT 4(a)(ii)

                              AMENDED AND RESTATED
                        REVOLVING CREDIT PROMISSORY NOTE

$25,000,000.00                                                  Cincinnati, Ohio
                                                                  March 14, 1996


     POMEROY COMPUTER RESOURCES, INC., a Delaware corporation, C & N CORP., a Tennessee corporation, XENAS COMMUNICATIONS CORP., an Ohio corporation and POMEROY COMPUTER LEASING COMPANY, INC., a Kentucky corporation (herein collectively called "Borrowers"), for value received, hereby jointly and severally promise to pay to the order of STAR BANK, NATIONAL ASSOCIATION (the "Bank") or its assigns or successors, on or before April 30, 1997, the principal sum of Twenty Five Million Dollars ($25,000,000.00) or such portion thereof as may be advanced and to pay interest from the date hereof (computed on the basis of a 360-day year) on the unpaid balance thereof at a per annum rate of interest equal at all times to the rate announced from time to time by the Bank as its prime rate (the "Prime Rate") minus one-fourth of one percent (0.25%), such interest rate to be adjusted as specified in the Loan Agreement (as hereinafter defined). The Prime Rate is determined solely by the Bank pursuant to market factors and the Bank's operating needs and is not necessarily the Bank's best or most favorable rate for commercial or other loans.

     Interest and principal shall be payable in installments as specified in the Loan Agreement. Payments of both principal and interest are to be made at the principal office of the Bank at 425 Walnut Street in the City of Cincinnati, Ohio in lawful money of the United States of America, or as otherwise designated by the Bank.

     At the option of the Bank, (a) prior to acceleration of this Note, in the event that any interest or principal amounts remain unpaid past thirty (30) days of the date due, and/or (b) upon the occurrence of any other Event of Default under this Note or upon the acceleration of this Note, interest (computed and adjusted in the same manner, and with the same effect, as interest on this Note prior to maturity) will be paid on the outstanding balance of this Note on demand at the Prime Rate plus three percent (3%) per annum up to any maximum rate permitted by law, in all cases until paid and whether before or after the entry of any judgment thereon. In addition, in the event that the Borrower should fail to make any payment hereunder within ten (10) days of the date due, the Borrower shall pay the Bank a fee in an amount of up to five percent (5%) of the amount of such payment, but in no event less than fifty dollars ($50.00), which fee shall be immediately due and payable without notice or demand.

     This Note is the "Revolving Credit Note" referred to in the Amended and Restated Loan Agreement of even date herewith to which the Borrowers and the Bank are parties (herein, as amended, restated and/or supplemented from time to time, the "Loan Agreement"), and this Note is subject to the terms and conditions of the Loan Agreement and the Collateral Security provided therein, and its maturity is subject to acceleration upon the terms provided in the Loan Agreement. Terms used herein shall have the same defined meaning as set forth in the Loan Agreement. To the extent any provision of this Note shall be deemed to be inconsistent with any provision of the Loan Agreement, said provision of the Loan Agreement shall control.

     This Note is being executed and delivered in, is intended to be performed in, shall be construed and enforceable in accordance with, and governed by, the laws of the State of Ohio and shall be subject to the venue limitations provided in the Loan Agreement.

     Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

POMEROY COMPUTER RESOURCES, INC.        C & N CORP

By: /s/ Edwin S. Weinstein              By: /s/ Edwin S. Weinstein
   ---------------------------              ----------------------------
    Edwin S. Weinstein                            Edwin S. Weinstein
      Chief Financial Officer                        Vice President


XENAS COMMUNICATIONS CORP.              POMEROY COMPUTER LEASING
                                        COMPANY, INC.

By: /s/ Edwin S. Weinstein              By: /s/ Edwin S. Weinstein
   ---------------------------              ----------------------------
    Edwin S. Weinstein                            Edwin S. Weinstein
      Secretary-Treasurer                            Secretary-Treasurer

                                     EXHIBIT 4(b)


                                 TERM PROMISSORY NOTE
$                                                               Cincinnati, Ohio
 -------------
                                                                          , 1996
                                                             -------------

    POMEROY COMPUTER RESOURCES, INC., a Delaware corporation, C & N CORP., a Tennessee corporation, XENAS COMMUNICATIONS CORP., an Ohio corporation and POMEROY COMPUTER LEASING COMPANY, INC., a Kentucky corporation (herein collectively called "Borrowers"), for value received, hereby jointly and severally promise to pay to the order of STAR BANK, NATIONAL ASSOCIATION (the "Bank") or its assigns or successors, on or before _______________, 19___, the principal sum of __________________________________ Dollars ($_____________) and
to pay interest from the date hereof (computed on the basis of a 360-day year) on the unpaid balance thereof at a per annum rate of interest equal at all times as specified in the Loan Agreement (as hereinafter defined).

    Interest and principal shall be payable in installments as specified in the Loan Agreement. Payments of both principal and interest are to be made at the principal office of the Bank at 425 Walnut Street in the City of Cincinnati, Ohio in lawful money of the United States of America, or as otherwise designated by the Bank.

    At the option of the Bank, (a) prior to acceleration of this Note, in the event that any interest or principal amounts remain unpaid past thirty (30) days of the date due, and/or (b) upon the occurrence of any other Event of Default under this Note or upon the acceleration of this Note, interest (computed and adjusted in the same manner, and with the same effect, as interest on this Note prior to maturity) will be paid on the outstanding balance of this Note on demand at the Prime Rate plus three percent (3%) per annum up to any maximum rate permitted by law, in all cases until paid and whether before or after the entry of any judgment thereon. In addition, in the event that the Borrower should fail to make any payment hereunder within ten (10) days of the date due, the Borrower shall pay the Bank a fee in an amount of up to five percent (5%) of the amount of such payment, but in no event less than fifty dollars ($50.00), which fee shall be immediately due and payable without notice or demand.

    This Note is the "Term Note" referred to in the Amended and Restated Loan Agreement of even date herewith to which the Borrowers and the Bank are parties (herein, as amended, restated and/or supplemented from time to time, the "Loan Agreement"), and this Note is subject to the terms and conditions of the Loan Agreement and the Collateral Security provided therein, and its maturity is subject to acceleration upon the terms provided in the Loan Agreement. Terms used herein shall have the same defined meaning as set forth in the Loan Agreement. To the extent any provision of this Note shall be deemed to be inconsistent with any provision of the Loan Agreement, said provision of the Loan Agreement shall control.

    This Note is being executed and delivered in, is intended to be performed in, shall be construed and enforceable in accordance with, and governed by, the laws of the State of Ohio and shall be subject to the venue limitations provided in the Loan Agreement.

    Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

POMEROY COMPUTER RESOURCES, INC.       C & N CORP.


By:                                    By:
   --------------------------------        ------------------------------------
   Edwin S. Weinstein, Chief               Edwin S. Weinstein, Vice President
   Financial Officer

XENAS COMMUNICATIONS CORP.             POMEROY COMPUTER LEASING COMPANY, INC.


By:                                     By:
   --------------------------------        ------------------------------------
   Edwin S. Weinstein,                    Edwin S. Weinstein,
   Secretary-Treasurer                    Secretary-Treasurer

                                  SECURITY AGREEMENT

                                                 March 14, 1996

    POMEROY COMPUTER RESOURCES, INC. whose principal place of business is located at 1840 Airport Exchange Blvd., Suite 240, Erlanger, KY 41018 (the "Borrower"), jointly and severally if more than one, in consideration of loans or other financial accommodations at anytime made to Borrower by STAR BANK, NATIONAL ASSOCIATION (its successors or assigns (the "Bank"), hereby grants to the Bank a security interest in all of Borrower's assets or rights described in paragraph 2 below or elsewhere in this Agreement, and all proceeds and products thereof, to secure the payment of all indebtedness and liabilities of Borrower to the Bank, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including any extensions or renewals thereof, and whether incurred alone or with others, as maker, endorser, guarantor or surety, plus interest thereon and all costs of collection, legal expenses and attorney's fees paid or incurred by the Bank in collecting and/or enforcing any of such indebtedness or liabilities or realizing on the security given hereby or otherwise (all such indebtedness, liabilities, interest, costs, fees and expenses being hereinafter called the "Obligations"). The parties further agree to as follows:

    1. BORROWER'S PLACES OF BUSINESS. Borrower warrants that Borrower's only places of business and mailing addresses (other than that listed above) are those, if any, listed below (if none, so state):

See Schedule "A" Attached Hereto And Made A Part Hereof.
__________________________________________________________________
            Street or P.O. Box        City, County       State
__________________________________________________________________
            Street or P.O. Box        City, County       State

Borrower will notify Bank promptly in writing of any change in the location of any place of business or mailing address, or the establishment of any new place of business or mailing address.

    2. SECURED PROPERTY LISTING AND DEFINITION. The following shall be included in the Bank's security interest (as noted in the box) and all of such included items, together with other items made subject to the Bank's security interests by this Agreement, shall collectively be called the "Collateral":

    /x/ "Inventory," which means goods, merchandise and other personal property, now owned or hereafter acquired by the Borrower, which are held for sale or lease or are furnished or to be furnished under a contract of service or are raw materials, work in process or materials used or consumed or to be used or consumed in the Borrower's business, and whether in Borrower's possession or in the custody or possession of a third party for the account of Borrower or the Bank, and all accessions, proceeds and products thereof.

    /x/ "Accounts Receivable," which means all Borrower's accounts, open accounts receivable, book debts, contract rights, notes, drafts, acceptances, instruments, chattel paper, general intangibles and other forms of obligations or receivables now existing or hereafter acquired by Borrower, and all proceeds thereof, plus any and all goods returned or rejected by, or repossessed from Borrower's customers.

    /x/ "Equipment," which means the specific items listed below, together with all other of Borrower's machinery, parts, tools, accessories, attachments, additions, other goods and accessions now owned or hereafter acquired and used in Borrower's business, including all replacements, accessions and proceeds thereof: --------------------------------------------------------------------

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

    /x/ "Fixtures and Furniture," which means all fixtures and furniture of any kind and type now owned and hereafter acquired by Borrower located at all places of business or elsewhere and including all replacements, accessions and all proceeds thereof.

    /x/  Other,    See Schedule "A" Attached Hereto And Made A Part Hereof
                   ----------------------------------------------------------

    3. EVIDENCE OF COLLATERAL. Borrowers agrees to deliver to the Bank such evidence of the Borrower's interest in the Collateral and of its availability for use as collateral, as the Bank may request. At the request of the Bank, the Borrower shall stamp its books and the ledger cards of all Accounts Receivable, or other evidence thereof, to show the assignment and pledge to the Bank.

    4. MAINTENANCE OF COLLATERAL LEVEL. The Borrower will at all times maintain Collateral having a minimum aggregate value aggregate to the Bank, and if Borrower fails to do so, Borrower (a) will immediately reduce the unpaid Obligations as requested by the Bank or (b) upon the request of the Bank, will immediately deposit additional Collateral or agree to additional security interests satisfactory to the Bank.

    5. INVENTORY; PROCESSING AND SALES. Provided that the Borrower is not in default of any of the provisions of this Agreement, the Borrower shall have the right to process and sell Inventory in the regular course of business, but the Bank's security interest hereunder shall attach to all proceeds of all sales or other disposition of such Inventory. Upon demand by the Bank, Borrower will immediately deliver to the Bank the proceeds of such sale of Inventory either in the identical form received or, at the Bank's option, pay to the Bank an amount equal to such proceeds. Any payment, guarantee, security, property or right received by Borrower in connection with the Inventory shall be received as the agent of and on behalf of the Bank, will be kept separate and apart from all other property of Borrower, will be capable of identification, and will be delivered and paid immediately to the Bank as additional Collateral hereunder. Upon default, Inventory shall not be sold, taken or removed from Borrower's place of business, or shifted between places of business, except with the prior written consent of the Bank.

    6. ACCOUNTS RECEIVABLE; PROCESSING AND COLLECTION. At the option and request of the Bank, immediately upon receipt all checks, drafts, cash and other remittance in payment or on account of Borrower's Accounts Receivable, the Borrower will deposit the same in a special account maintained with the Bank, over which only the Bank shall have power of withdrawal. The funds in said account shall be held by the Bank as Collateral for the Obligations, and the Bank may apply said funds as payment on such of the Obligations as it may determine or release said funds to the Borrower's account for Borrower's use. Said proceeds shall be deposited in precisely the form received, except for endorsement of the Borrower where necessary to permit collection of items, which endorsement the Borrower agrees to make, and which the Bank is authorized to make on Borrower's behalf as its Attorney-In-Fact. Pending such deposit, Borrower agrees not to commingle any such checks, drafts, cash and other remittances with any of the Borrower's funds or property, but will hold them separately in trust for the Bank until deposit thereof with the Bank. The Bank shall have the right to notify the account debtors obligated on any or all of Borrower's Accounts Receivable to make payment directly to the Bank, and the Bank shall have the right in its own name or in the name of the Borrower to demand, collect, receive, receipt for, sue for, compound and give acquittance for, any and all amounts due or to become due on the Accounts Receivable and to endorse the name of Borrower as its Attorney-In-Fact on all commercial paper given in payment or part payment or in evidence thereof or related thereto, and in its discretion to file any claim or take any other action or proceeding which the Bank may deem necessary or appropriate to protect and preserve and realize upon the security interest of the Bank in the Accounts Receivable and the proceeds thereof, which right the Bank may exercise at any time whether or not the Borrower is then in default or was making collections thereon. Until such time as the Bank elects to exercise such right by notifying Borrower, the Borrower is authorized, as agent of the Bank, to collect and enforce said Accounts Receivable. All costs of such collection and enforcement, including attorney's fees and out-of-pocket expenses, shall be borne solely by the Borrower whether incurred by the Bank or Borrower.

    7. INSURANCE. With respect to the Collateral, the Borrower shall maintain at all times insurance against risks of fire with extended coverage, sprinkler leakage and all other risks customarily insured against by companies engaged in similar business to that of Borrower, in amounts, containing such terms, in such form, for such periods, and written by such companies as may be satisfactory to the Bank. All such policies shall contain loss payable clauses or endorsements to the Bank as its interest may appear and shall provide for written notice to the Bank prior to any cancellation. In the event of failure to provide and maintain insurance as herein provided, the Bank may, at its option, provide such insurance and add the amount thereof to the Obligations. The Borrower shall furnish to the Bank certificates or other evidence satisfactory to the Bank of compliance with the foregoing provisions.

Proceeds from any loss under such insurance policies shall be paid first to the Bank and applied on such of the Obligations as the Bank shall determine. If any such proceeds shall be paid by check, draft or other instrument payable to Borrower and Bank jointly, the Bank is authorized and empowered by the Borrower to endorse its name as Borrower's Attorney-In-Fact and take such other action as it deems advisable to reduce the same to cash.

    8. WARRANTIES AND FURTHER COVENANTs. a.) Borrower represents and warrants that (1) each Account Receivable and all papers and documents relating thereto are genuine and in all respects what they purport to be; (2) that each Account Receivable is valid and arises out of a bona fide sale of goods and sold and delivered by the Borrower to, or in the process of being delivered to, or out of and for services actually rendered by the Borrower to the account debtor named in the Account Receivable; (3) that the amount of the Account Receivable represented as owing is the correct amount actually and unconditionally owing except for normal cash discounts and is not disputed, and except for such normal cash discounts is not subject to any set-offs, credits, deductions and counter-charges; (4) that no surety bond was required or given in connection with said Account Receivable or the contract or purchase orders out of which the same arose; and (5) that the Borrower is the owner of all the Collateral free and clean of all claims, liens, encumbrances, rights of set-off, and security interests of any nature whatsoever (except this security interest) and there are no financing statements covering same on file at any public office.

    b.) If a corporation or partnership, the Borrower hereby represents and warrants the existence of all necessary power to enter into and execute this Agreement and that this Agreement is not in violation of its Articles, Charter, Regulations or By-Laws, or of any federal, state or local laws or judicial rulings, or of any contractual obligation with any third party, and that this Agreement is enforceable in accordance with its terms. Borrower will deliver, upon request of the Bank, a written opinion of Borrower's counsel to such effect.

    c.) The Borrower shall execute and deliver to the Bank such lists, descriptions and designations of the Collateral as the bank may require. The Borrower shall at all reasonable times and from time to time allow the Bank, by or through any of its officers, agents, attorneys or accountants, to examine, inspect or make extracts from Borrower's books and records and to examine and verify the Collateral wherever kept. So long as any Obligations remain outstanding, the Bank, without cost to it, shall have a right of ingress to and egress from any of the Borrower's places of business (or other places at which the Collateral may be located) and may use any lifts, hoists, trucks and other of Borrower's facilities to examine, handle or remove the Collateral. Borrower further agrees to provide to the Bank, upon demand, statements and information with respect to Borrower's business, including but not limited to profit and loss reports, balance sheets and other financial statements. All such financial data and listings of the Collateral shall be compiled in accordance with general accepted accounting principles consistently applied.

    d.) The Borrower shall keep the Collateral in good order and repair. Borrower shall not sell, offer to sell or otherwise transfer the Collateral, nor pledge, mortgage or create, or suffer to exist a security interest claim, lien, encumbrance, right of set-off or security interest of any kind whatsoever in the Collateral or the proceeds or products thereof in favor of any person other than the Bank without prior written consent of the Bank. The Borrower shall also pay promptly when due all taxes, assessments, and governmental charges upon or against the Borrower or the property of the Borrower. At its option, the Bank may discharge taxes, liens or other encumbrances at any time levied or placed on the Collateral, and pay for the maintenance and repair of same, should Borrower fail to do so. Borrower agrees to reimburse the Bank on demand for any payment so made, and until such reimbursement any amount so paid by the Bank shall be added to the principal amount of the Obligations secured hereby.

    e.) The Borrower shall immediately notify the Bank in writing of any information which Borrower has or may receive with regard to the Collateral which might in any manner affect the value thereof or the rights of the Bank with respect thereto.

    f.) The Borrower agrees to execute and deliver financing statements under the Uniform Commercial Code, and statements or amendments thereof or supplements thereto, and such other instruments as the Bank may from time to time require in order to evidence, perfect, secure, preserve, protect and enforce the security interest hereby granted. If any Collateral is or will be attached to real estate, Borrower will upon demand by the Bank, furnish the Bank with an appreciate disclaimer or waiver signed by all persons having an interest in the real estate, of any interest in such Collateral which may be prior to the Bank's security interest hereunder. The Bank is irrevocably appointed as Attorney-In-Fact for the Borrower in all matters pertaining to all such perfection, preservation, protection and enforcement.

    g.) The Borrower agrees to pay all costs of filing financing, continuation and termination statements with respect to the Collateral. Borrower also agrees to pay all other expenses, including attorney's fees, incurred by the Bank in the protection or enforcement of its rights in the Collateral and this Agreement.

    9. FURTHER SECURITY. Any deposits or other sums at anytime credited by or due from the bank to the Borrower in the possession of the Bank may at all times be held and treated as Collateral for the payment of the Obligations, and the Bank may apply or set off such deposits or other sums against said Obligations to the extent said Obligations are due and payable. Further, the Borrower also gives to and creates in favor of the Bank an additional security interest in any other property, and the proceeds and products thereof, now or hereafter in the possession of or pledged to the Bank belonging to the Borrower or in which the Borrower has any interest. The Borrower will at anytime at the Bank's request, sign financing statements, trust receipts, security interests or other documents evidencing and perfecting such security interest.

    10.  EVENTS OF DEFAULT; ACCELERATION; USE AND OPERATION OF SECURED
PROPERTY.  Any one or more of the following shall constitute events of default:
(a) default by Borrower in the payment or performance, when due or payable, of any of the Obligations, or default by any endorser, guarantor or surety for any liability of the Borrower to the Bank; (b) failure of the Borrower to pay when due any tax or any premium on any insurance policy pursuant to his Agreement;
(c) the making by the Borrower of any misrepresentation to the Bank hereunder, or otherwise for the purpose of obtaining credit or an extension of credit; (d) failure of the Borrower after request by the Bank to furnish promptly financial information or to permit promptly the inspection of books or records; (e) failure of Borrower to perform or observe any of the provisions of this Agreement or of any other instrument pertaining to the Obligations; (f) issuance of an injunction or attachment against property of the Borrower; (g) appointment of a receiver of any part of the property of the Borrower or the commencement by or against the Borrower of any proceeding under any bankruptcy, arrangement, reorganization, insolvency or similar law for the relief of debtors, or by or against any guarantor or surety for the Borrower; or (h) the occurrence of such a change in the condition or affairs (financial or otherwise) of the Borrower, or of any endorser, guarantor or surety for any liability of the Borrower to the Bank, as in the opinion of the Bank impairs the Bank's security or increases its risk. Upon occurrence of any of the events of default, any or all of the Obligations shall, at the option of the Bank and notwithstanding any time or credit allowed by any instrument evidencing a liability, be immediately due and payable without notice or demand. The Bank may exercise any one or more of the rights and remedies granted pursuant to this Agreement and also exercise any or all of the rights and remedies afforded to a secured party under the Uniform Commercial Code as enacted in the State in which the principal office of the Bank is located, including without limitation the right upon default to take possession and sell, lease or otherwise dispose of the Collateral, and/or to operate, use or exercise any rights of ownership pertaining to the Collateral as the Bank deems necessary to preserve the value and receive the benefits of such Collateral. For that purpose the Bank may, so far as Borrower can give authority therefore, enter upon any premises on which the Collateral or any part thereof may be situated, take possession of and remove the same therefrom. The Bank may request Borrower to make the Collateral available to the Bank at a place to be designated by the Bank which is reasonably convenient to both parties. Upon repossession or recovery of the Collateral by the Bank, it may, after reasonable notification to the Borrower, sell the Collateral at public or private sale, at which sale the Bank may become the purchaser. Pending any such action, the Bank may liquidate the Accounts Receivable and continue to operate, use and exercise rights of ownership pertaining to the Collateral. Out of the proceeds arising from said liquidation and sale, the Bank may pay all costs and expenses incurred in connection with the retaking, removing, holding, restoration to saleable condition(including finishing of manufacture), keeping, storing, operating, using, advertising, and selling the Collateral, and then pay the amount due and owing to the Bank on the Obligations. The balance if, any, remaining may then be applied by the Bank to the satisfaction of known indebtedness secured by any subordinate security interest in the Collateral, accounting to the Borrower for the surplus, if any, remaining in possession of the Bank after all such security interests, liens, claims and charges have been paid. The Borrower shall be liable to the Bank for any deficiency that may result upon such liquidation and sale of the Collateral and waives all claims for damages by reason of any seizure, repossession, retention, operation, use or sale of said Collateral. The requirement of reasonable notice, if necessary, shall be met if such notice is mailed, postage prepaid, to the first of the places of business of the Borrower shown in this Agreement at least ten (10) days before the time of the sale or other disposition. While exercising its rights as a secured party hereunder, including operation, use and receipt of benefits from the Collateral, the Bank shall not be liable in any fashion to the Borrower or any third party (including without limitation Borrower's employees, invitees, customers and suppliers) for any damages arising from such operation and use, or any obligations, duties, or liabilities of Borrower in connection therewith (including without limitation Borrower's contracts, agreements, guarantees, commitments or warranties).

    11. WAIVERS; CONTINUED LIABILITY. The Bank shall not be deemed to have waived any of its rights in this Agreement or to the Collateral unless such waiver is in writing and signed by the Bank and such waiver shall not operate as a wavier of any other default or of the same default on a subsequent occasion. No renewal or extension of time of payment of the Obligations at any rate of interest, no release, surrender, exchange of modification of the Collateral, no release of any person primarily or secondarily liable on the Obligations (including any maker, endorser, guarantor or surety), no delay in enforcement of payment of the Obligations and no delay, omission or forebearance in exercising any right or power with respect to the Obligations, the Collateral, or this Agreement shall affect the liability of the Borrower to the Bank. The Borrower waives presentment, protest, demand, notice of dishonor or default, notice of acceptance of this Agreement, notice of any loans made, renewals or extension granted, notice of any Collateral released, surrendered, exchanged or modified, and to the extent permitted by law, notice of other action taking in reliance hereon and all demands and notices of any kind in connection with the Collateral, the Obligations or this Agreement.

    12. DURATION. The term of this Agreement shall commence with the date hereof and end on the date when the Borrower has paid in full all of the Obligations secured hereby and the Bank gives notice to the Borrower that no further loans are to be made hereunder. Until such termination, this Agreement shall be a continuing one.

    13. GENERAL. This Agreement shall be subject to other provisions in any notes or other documents signed by the Borrower in any capacity concerning the Obligations which are not inconsistent with the provisions contained herein. All rights and liabilities hereunder shall be governed and limited by and construed in accordance with the laws of the state in which the principal office of the Bank is located and this Agreement shall inure to the benefit of the Bank and bind the Borrower, and their respective successors and assigns, or legal representatives and heirs, as the case may be. Any provision hereof which may prove limited or unenforceable under any laws or judicial rulings shall not affect the validity or enforcement of the remainder of the provision or of any other provision.

STAR BANK, NATIONAL ASSOCIATION        POMEROY COMPUTER RESOURCES, INC.


By /s/ Douglas V. Wyatt, V.P.          By: /s/ Edwin S. Weinstein
  -----------------------------            ----------------------------
       Douglas V. Wyatt                        Edwin S. Weinstein
Title  Vice President                       Chief Financial Officer
     --------------------------         -------------------------------

                                        -------------------------------
                                                                     BORROWER(S)

                      SCHEDULE "A" TO SECURITY AGREEMENT BETWEEN
                           STAR BANK, NATIONAL ASSOCIATION
                         AND POMEROY COMPUTER RESOURCES, INC.

                                 Dated March 14, 1996

A.  Debtor's Office and Inventory Locations:

    1.   565 W. Main Street
         Lexington, KY  40507

    2.   908 Dupont Road
         Louisville, KY  40207

    3.   7653 D Mall Road
         Florence, KY  41042


    4.   11 North Building, Suite 6A
         Ft. Thomas, KY  41075


    5.   1020 U.S. 42
         Hebron, KY

    6.   1050 Elijah Creek Rd.
         Hebron, KY

    7.   150 F Market Place
         Knoxville, TN

    8.   717 Airpark Center Drive
         Nashville, TN

    9.   (Also known as Cabling
                   Unlimited)
         8770 Commerce Park Place
         Indianapolis, IN

    10.  1850 Airport Exchange Blvd.
         Erlanger, KY

    11.  11530 Century Blvd.
         Cincinnati, OH  45246

    12.  6645 Singletree Drive
         Columbus, OH  43299

    13.  (Also Known As The Computer
          Supply Store)
         408 Locust Street
         Des Moines, IA  50265

    14.  (Also Known As The Computer
          Supply Store)
         1312 Locust Street
         Des Moines, IA  50265

    15.  250 Grandview Drive
         Ft. Mitchell, KY  41017

    16.  2041 Creative Drive, Suite 400
         Lexington, KY

    17.  3740 St. Johns Bluff Road
         Jacksonville, FL

    18.  1208 3rd Avenue South
         Birmingham, AL

    19.  (Also Known as Cabling
          Unlimited)
         115 Wiltshire Ave.
         Louisville, KY


    20.  1045 W. Eighth Street
         Cincinnati, OH

B.  ADDITIONAL PROVISIONS

    This Security Agreement and the attached Schedules are entered into between the Bank and Borrower pursuant to the terms of a Loan Agreement of even date herewith and as may be amended and/or revised or restated in the future. This Security Agreement shall not be interpreted more broadly and shall be deemed limited by provisions of such Loan Agreement, including (without limitation) those concerning the Collateral and Events of Default).

STAR BANK, NATIONAL ASSOCIATION        POMEROY COMPUTER RESOURCES, INC.

By /s/ Douglas V. Wyatt, V.P.          By: /s/ Edwin S. Weinstein
  -----------------------------            ----------------------------
  Douglas V. Wyatt                        Edwin S. Weinstein
   Vice President                          Chief Financial Officer

                                  SECURITY AGREEMENT

                                                                  March 14, 1996

    POMEROY COMPUTER LEASING COMPANY, INC., whose principal place of business is located at 1840 Airport Exchange Blvd., Suite 240, Erlanger, Kentucky 41018 (the "Borrower"), jointly and severally if more than one, in consideration of loans or other financial accommodations at anytime made to Borrower by STAR BANK, NATIONAL ASSOCIATION, (its successors or assigns (the "Bank"), hereby grants to the Bank a security interest in all of Borrower's assets or rights described in paragraph 2 below or elsewhere in this Agreement, and all proceeds and products thereof, to secure the payment of all indebtedness and liabilities of Borrower to the Bank, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including any extensions or renewals thereof, and whether incurred alone or with others, as maker, endorser, guarantor or surety, plus interest thereon and all costs of collection, legal expenses and attorney's fees paid or incurred by the Bank in collecting and/or enforcing any of such indebtedness or liabilities or realizing on the security given hereby or otherwise (all such indebtedness, liabilities, interest, costs, fees and expenses being hereinafter called the "Obligations"). The parties further agree to as follows:

    1. BORROWER'S PLACES OF BUSINESS. Borrower warrants that Borrower's only places of business and mailing addresses (other than that listed above) are those, if any, listed below (if none, so state):

SEE SCHEDULE "A" ATTACHED HERETO AND MADE A PART HEREOF
         Street or P.O. Box                 City, County                  State

- --------------------------------------------------------------------------------
         Street or P.O. Box                 City, County                  State

Borrower will notify Bank promptly in writing of any change in the location of any place of business or mailing address, or the establishment of any new place of business or mailing address.

    2. SECURED PROPERTY LISTING AND DEFINITION. The following shall be included in the Bank's security interest (as noted in the box) and all of such included items, together with other items made subject to the Bank's security interests by this Agreement, shall collectively be called the "Collateral":

    /x/ "Inventory," when means goods, merchandise and other personal property, now owned or hereafter acquired by the Borrower, which are held for sale or lease or are furnished or to be furnished under a contract of service or are raw materials, work in process or materials used or consumed or to be used or consumed in the Borrower's business, and whether in Borrower's possession or in the custody or possession of a third party for the account of Borrower or the Bank, and all accessions, proceeds and products thereof.

    /x/ "Accounts Receivable," which means all Borrower's accounts, open accounts receivable, book debts, contract rights, notes, drafts, acceptances, instruments, chattel paper, general intangibles and other forms of obligations or receivables now existing or hereafter acquired by Borrower, and all proceeds thereof, plus any and all goods returned or rejected by, or repossessed from Borrower's customers.

    /x/  "Equipment," which means the specific items listed below, together with all other of Borrower's machinery, parts, tools, accessories, attachments, additions, other goods and accessions now owned or hereafter acquired and used in Borrower's business, and including all replacements, accessions and proceeds thereof:
        ------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- ------------------------.

    /x/ "Fixtures and Furniture," which means all fixtures and furniture of any kind and type now owned and hereafter acquired by Borrower located at all places of business or elsewhere and including all replacements, accessions and all proceeds thereof.

    /x/  Other,           SEE SCHEDULE "A" ATTACHED HERETO AND MADE A PART
HEREOF
      --------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- -----------------------------------------------------------------.

    3. EVIDENCE OF COLLATERAL. Borrower agrees to deliver to the Bank such evidence of the Borrower's interest in the Collateral and of its availability for use as collateral, as the Bank may request. At the request of the Bank, the Borrower shall stamp its books and the ledger cards of all Accounts Receivable, or other evidence thereof, to show the assignment and pledge to the Bank.
    4.   MAINTENANCE OF COLLATERAL LEVEL.   The Borrower will at all times
maintain Collateral having a minimum aggregate value acceptable to the Bank, and if Borrower fails to do so, Borrower (a) will immediately reduce the unpaid Obligations as requested by the Bank or (b) upon the request of the Bank, will immediately deposit additional Collateral or agree to additional security interests satisfactory to the Bank.
    5.   INVENTORY; PROCESSING AND SALES.   Provided that the Borrower is not
in default of any of the provisions of this Agreement, the Borrower shall have the right to process and sell Inventory in the regular course of business, but the Bank's security interest hereunder shall attach to all proceeds of all sales or other disposition of such Inventory. Upon demand by the Bank, Borrower will immediately deliver to the Bank the proceeds of such sale of Inventory either in the identical form received or, at the Bank's option, pay to the Bank an amount equal to such proceeds. Any payment, guarantee, security, property or right received by Borrower in connection with the Inventory shall be received as the agent of and on behalf of the Bank, will be kept separate and apart from all other property of Borrower, will be capable of identification, and will be delivered and paid immediately to the Bank as additional Collateral hereunder. Upon default, Inventory shall not be sold, taken or removed from Borrower's place of business, or shifted between places of business, except with the prior written consent of the Bank.
    6.   ACCOUNTS RECEIVABLE; PROCESSING AND COLLECTION.   At the option and
request of the Bank, immediately upon receipt of all checks, drafts, cash and other remittance in payment or on account of Borrower's Accounts Receivable, the Borrower will deposit the same in a special account maintained with the Bank, over which only the Bank shall have power of withdrawal. The funds in said account shall be held by the Bank as Collateral for the Obligations, and the Bank may apply said funds as payment on such of the Obligations as it may determine or release said funds to the Borrower's account for Borrower's use. Said proceeds shall be deposited in precisely the form received, except for endorsement of the Borrower where necessary to permit collection of items, which endorsement the Borrower agrees to make, and which the Bank is authorized to make on Borrower's behalf as its Attorney-In-Fact. Pending such deposit, Borrower agrees not to commingle any such checks, drafts, cash and other remittances with any of the Borrower's funds or property, but will hold them separately in trust for the Bank until deposit thereof with the Bank. The Bank shall have the right to notify the account debtors obligated on any or all of Borrower's Accounts Receivable to make payment directly to the Bank, and the Bank shall have the right in its own name or in the name of the Borrower to demand, collect, receive, receipt for, sue for, compound and give acquittance for, any and all amounts due or to become due on the Accounts Receivable and to endorse the name of Borrower as its Attorney-In-Fact on all commercial paper given in payment or part payment or in evidence thereof or related thereto, and in its discretion to file any claim or take any other action or proceeding which the Bank may deem necessary or appropriate to protect and preserve and realize upon the security interest of the Bank in the Accounts Receivable and the proceeds thereof, which right the Bank may exercise at any time whether or not the Borrower is then in default or was making collections thereon. Until such time as the Bank elects to exercise such right by notifying Borrower, the Borrower is authorized, as agent of the Bank, to collect and enforce said Accounts Receivable. All costs of such collection and enforcement, including attorney's fees and out-of-pocket expenses, shall be borne solely by the Borrower whether incurred by the Bank or Borrower.
    8.   WARRANTIES AND FURTHER COVENANTS.   a.) Borrower represents and
warrants that (1) each Account Receivable and all papers and documents relating thereto are genuine and in all respects what they purport to be; (2) that each Account Receivable is valid and arises out of a bona fide sale of goods sold and delivered by the Borrower to, or in the process of being delivered to, or out of and for services actually rendered by the Borrower to the account debtor named in the Account Receivable; (3) that the amount of the Account Receivable represented as owing is the correct amount actually and unconditionally owing except for normal cash discounts and is not disputed, and except for such normal cash discounts is not subject to any set-offs, credits, deductions and counter-charges; (4) that no surety bond was required or given in connection with said Account Receivable or the contract or purchase orders out of which the same arose; and (5) that the Borrower is the owner of all the Collateral free and clear of all claims, liens, encumbrances, rights of set-off, and security interests of any nature whatsoever (except this security interest) and there are no financing statements covering same on file at any public office.
    b.) If a corporation or partnership, the Borrower hereby represents and warrants the existence of all necessary power to enter into and execute this Agreement and that this Agreement is not in violation of its Articles, Charter, Regulations or By-Laws, or of any federal, state or local laws or judicial rulings, or of any contractual obligation with any third party, and that this Agreement is enforceable in accordance with its terms. Borrower will deliver, upon request of the Bank, a written opinion of Borrower's counsel to such effect.
    c.) The Borrower shall execute and deliver to the Bank such lists, descriptions and designations of the Collateral as the Bank may require. The Borrower shall at all reasonable times and from time to time allow the Bank, by or through any of its officers, agents, attorneys or accountants, to examine, inspect or make extracts from Borrower's books and records and to examine and verify the Collateral wherever kept. So long as any Obligations remain outstanding, the Bank, without cost to it, shall have a right of ingress to and egress from any of the Borrower's places of business (or other places at which the Collateral may be located) and may use any lifts, hoists, trucks and other of Borrower's facilities to examine, handle or remove the Collateral. Borrower further agrees to provide to the Bank, upon demand, statements and information with respect to Borrower's business, including but not limited to profit and loss reports, balance sheets and other financial statements. All such financial data and listings of the Collateral shall be compiled in accordance with general accepted accounting principles consistently applied.
    d.) The Borrower shall keep the Collateral in good order and repair. Borrower shall not sell, offer to sell or otherwise transfer the Collateral, nor pledge, mortgage or create, or suffer to exist a security interest claim, lien, encumbrance, right of set-off or security interest of any kind whatsoever in the Collateral or the proceeds or products thereof in favor of any person other than the Bank without prior written consent of the Bank. The Borrower shall also pay promptly when due all taxes, assessments, and governmental charges upon or against the Borrower or the property of the Borrower. At its option, the Bank may discharge taxes, liens or other encumbrances at any time levied or placed on the Collateral, and pay for the maintenance and repair of same, should Borrower fail to do so. Borrower agrees to reimburse the Bank on demand for any payment so made, and until such reimbursement any amount so paid by the Bank shall be added to the principal amount of the Obligations secured hereby.
    e.) The Borrower shall immediately notify the Bank in writing of any information which Borrower has or may receive with regard to the Collateral which might in any manner affect the value thereof or the rights of the Bank with respect thereto.
    f.) The Borrower agrees to execute and deliver financing statements under the Uniform Commercial Code, and statements or amendments thereof or supplements thereto, and such other instruments as the Bank may from time to time require in order to evidence, perfect, secure, preserve, protect and enforce the security interest hereby granted. If any Collateral is or will be attached to real estate, Borrower will upon demand by the Bank, furnish the Bank with an appropriate disclaimer or waiver signed by all persons having an interest int he real estate, of any interest in such Collateral which may be prior to the Bank's security interest hereunder. The Bank is irrevocably appointed as Attorney-In-Fact for the Borrower in all matters pertaining to all such perfection, preservation, protection and enforcement.
    g.)  The Borrower agrees to pay all costs of filing, financing, continuation and termination statements with respect to the Collateral.
Borrower also agrees to pay all other expenses, including attorney's fees, incurred by the Bank in the protection or enforcement of its rights in the Collateral and this Agreement.
    9.   FURTHER SECURITY.   Any deposits or other sums at anytime credited by
or due from the Bank to the Borrower in the possession of the Bank may at all times be held and treated as Collateral for the payment of the Obligations, and the Bank may apply or set off such deposits or other sums against said Obligations to the extent said Obligations are due and payable. Further, the Borrower also gives to and creates in favor of the Bank an additional security interest in any other property, and the proceeds and products thereof, now or hereafter in the possession of or pledged to the Bank belonging to the Borrower or in which the Borrower has any interest. The Borrower will at anytime at the Bank's request, sign financing statements, trust receipts, security interests or other documents evidencing and perfecting such security interest.

    10.  EVENTS OF DEFAULT; ACCELERATION; USE AND OPERATION OF SECURED
PROPERTY.   Any one or more of the following shall constitute events of default:
(a) default by Borrower in the payment or performance, when due or payable, of any of the Obligations, or default by any endorser, guarantor or surety for any liability of the Borrower to the Bank; (b) failure of the Borrower to pay when due any tax or any premium on any insurance policy pursuant to this Agreement;
(c) the making by the Borrower of any misrepresentation to the Bank hereunder, or otherwise for the purpose of obtaining credit or an extension of credit; (d) failure of the Borrower after request by the Bank to furnish promptly financial information or to permit promptly the inspection of books or records; (e) failure of Borrower to perform or observe any of the provisions of this Agreement or of any other instrument pertaining to the Obligations; (f) issuance of an injunction or attachment against property of the Borrower; (g) appointment of a receiver of any part of the property of the Borrower or the commencement by or against the Borrower of any proceeding under any bankruptcy, arrangement, reorganization, insolvency or similar law for the relief of debtors, or by or against any guarantor or surety for the Borrower; or (h) the occurrence of such a change in the condition or affairs (financial or otherwise) of the Borrower, or of any endorser, guarantor or surety for any liability of the Borrower to the Bank, as in the opinion of the Bank impairs the Bank's security or increases its risk. Upon occurrence of any of the events of default, any or all of the Obligations shall, at the option of the Bank and notwithstanding any time or credit allowed by any instrument evidencing a liability, be immediately due and payable without notice or demand. The Bank may exercise any one or more of the rights and remedies granted pursuant to this Agreement and also exercise any or all of the rights and remedies afforded to a secured party under the Uniform Commercial Code as enacted in the State in which the principal office of the Bank is located, including without limitation the right upon default to take possession and sell, lease or otherwise dispose of the Collateral, and/or to operate, use or exercise any rights of ownership pertaining to the Collateral as the Bank deems necessary to preserve the value and receive the benefits of such Collateral. For that purpose the Bank may, so far as Borrower can give authority therefore, enter upon any premises on which the Collateral or any part thereof may be situated, take possession of and remove the same therefrom. The Bank may require Borrower to make the Collateral available to the Bank at a place to be designated by the Bank which is reasonably convenient to both parties. Upon repossession or recovery of the Collateral by the Bank, it may, after reasonable notification to the Borrower, sell the Collateral at public or private sale, at which sale the Bank may become the purchaser. Pending any such action, the Bank may liquidate the Accounts Receivable and continue to operate, use and exercise rights of ownership pertaining to the Collateral. Out of the proceeds arising from said liquidation and sale, the Bank may pay all costs and expenses incurred in connection with the retaking, removing, holding, restoration to saleable condition (including finishing of manufacture), keeping, storing, operating, using, advertising, and selling the Collateral, and then pay the amount due and owing to the Bank on the Obligations. The balance, if any, remaining may then be applied by the Bank to the satisfaction of known indebtedness secured by any subordinate security interest in the Borrower shall be liable to the Bank for any deficiency that may result upon such liquidation and sale of the Collateral and waives all claims for damages by reason of any seizure, repossession, retention, operation, use or sale of said Collateral. The requirement of reasonable notice, if necessary, shall be met if such notice is mailed, postage prepaid, to the first of the places of business of the Borrower shown in this Agreement at least ten (10) days before the time of the sale or other disposition. While exercising its rights as a secured party hereunder, including operation, use and receipt of benefits from the Collateral, the Bank shall not be liable in any fashion to the Borrower or any third party (including without limitation Borrower's employees, invitees, customers and suppliers) for any damages arising from such operation and use, or any obligations, duties, or liabilities of Borrower in connection therewith (including without limitation Borrower's contracts, agreements, guarantees, commitments or warranties).
    11.  WAIVERS; CONTINUED LIABILITY.   The Bank shall not be deemed to have
waived any of its rights in this Agreement or to the Collateral unless such waivers is in writing and signed by the Bank and such waiver shall not operate as a waiver of any other default or of the same default on a subsequent occasion. No renewal or extension of time of payment of the Obligations any rate of interest, no release, surrender, exchange of modification of the Collateral, no release of any person primarily or secondarily liable on the Obligations (including any maker, endorser, guarantor or surety), no delay in enforcement of payment of the Obligations and no delay, omission or forbearance in exercising any right or power with respect to the Obligations, the Collateral, or this Agreement shall affect the liability of the Borrower to the Bank. The Borrower waives presentment, protest, demand, notice of dishonor or default, notice of acceptance of this Agreement, notice of any loans made, renewals or extension granted, notice of any Collateral released, surrendered, exchanged or modified, and to the extent permitted by law, notice of other action taken in reliance hereon and all demands and notices of any kind in connection with the Collateral, the Obligations or this Agreement.
    12.  DURATION.   The term of this Agreement shall commence with the date
hereof and end on the date when the Borrower has paid in full all of the Obligations secured hereby and the Bank gives notice to the Borrower that no further loans are to be made hereunder. Until such termination, this Agreement shall be a continuing one.
    13.  GENERAL.   This Agreement shall be subject to other provisions in any notes or other documents signed by the Borrower in any capacity concerning the Obligations which are not inconsistent with the provisions contained herein.
All rights and liabilities hereunder shall be governed and limited by and construed in accordance with the laws of the state in which the principal office of the Bank is located and this Agreement shall inure to the benefit of the Bank and bind the Borrower, and their respective successors and assigns, or legal representatives and heirs, as the case may be. Any provision hereof which may prove limited or unenforceable under any laws or judicial rulings shall not affect the validity or enforcement of the remainder of the provision or of any other provision.


STAR BANK, NATIONAL ASSOCIATION        POMEROY COMPUTER LEASING CO., INC.


By /s/ Douglas V. Wyatt, V.P.          By: /s/ Edwin S. Weinstein
  -----------------------------            ----------------------------
       Douglas V. Wyatt                        Edwin S. Weinstein
Title:  Vice President                 Title:  Secretary-Treasurer
      -------------------------               -------------------------

                                     SCHEDULE "A"
                            TO SECURITY AGREEMENT BETWEEN
                           STAR BANK, NATIONAL ASSOCIATION
                      AND POMEROY COMPUTER LEASING COMPANY, INC.




                                 Dated March 14, 1996


ADDITIONAL PROVISIONS:

    This Security Agreement and the attached Schedules are entered into between the Bank and Borrower pursuant to the terms of a Loan Agreement of even date herewith and as may be amended and/or revised or restated in the future. This Security Agreement shall not be interpreted more broadly and shall be deemed limited by provisions of such Loan Agreement, including (without limitation) those concerning the Collateral and Events of Default).



STAR BANK, NATIONAL ASSOCIATION        POMEROY COMPUTER LEASING COMPANY, INC.


By /s/ Douglas V. Wyatt, V.P.          By: /s/ Edwin S. Weinstein
  -----------------------------            ----------------------------
       Douglas V. Wyatt                        Edwin S. Weinstein
       Vice President                          Secretary-Treasurer

                                  SECURITY AGREEMENT

                                                 March 14, 1996

    XENAS COMMUNICATIONS CORP. whose principal place of business is located at 1840 Airport Exchange Blvd., Suite 240, Erlanger, KY 41018 (the "Borrower"), jointly and severally if more than one, in consideration of loans or other financial accommodations at anytime made to Borrower by STAR BANK, NATIONAL ASSOCIATION (its successors or assigns (the "Bank"), hereby grants to the Bank a security interest in all of Borrower's assets or rights described in paragraph 2 below or elsewhere in this Agreement, and all proceeds and products thereof, to secure the payment of all indebtedness and liabilities of Borrower to the Bank, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including any extensions or renewals thereof, and whether incurred alone or with others, as maker, endorser, guarantor or surety, plus interest thereon and all costs of collection, legal expenses and attorney's fees paid or incurred by the Bank in collecting and/or enforcing any of such indebtedness or liabilities or realizing on the security given hereby or otherwise (all such indebtedness, liabilities, interest, costs, fees and expenses being hereinafter called the "Obligations"). The parties further agree to as follows:

    1. BORROWER'S PLACES OF BUSINESS. Borrower warrants that Borrower's only places of business and mailing addresses (other than that listed above) are those, if any, listed below (if none, so state):

See Schedule "A" Attached Hereto And Made A Part Hereof.
            Street or P.O. Box        City, County       State

- ------------------------------------------------------------------
            Street or P.O. Box        City, County       State

Borrower will notify Bank promptly in writing of any change in the location of any place of business or mailing address, or the establishment of any new place of business or mailing address.

    2. SECURED PROPERTY LISTING AND DEFINITION. The following shall be included in the Bank's security interest (as noted in the box) and all of such included items, together with other items made subject to the Bank's security interests by this Agreement, shall collectively be called the "Collateral":

    /x/ "Inventory," which means goods, merchandise and other personal property, now owned or hereafter acquired by the Borrower, which are held for sale or lease or are furnished or to be furnished under a contract of service or are raw materials, work in process or materials used or consumed or to be used or consumed in the Borrower's business, and whether in Borrower's possession or in the custody or possession of a third party for the account of Borrower or the Bank, and all accessions, proceeds and products thereof.

    /x/ "Accounts Receivable," which means all Borrower's accounts, open accounts receivable, book debts, contract rights, notes, drafts, acceptances, instruments, chattel paper, general intangibles and other forms of obligations or receivables now existing or hereafter acquired by Borrower, and all proceeds thereof, plus any and all goods returned or rejected by, or repossessed from Borrower's customers.

    /x/  "Equipment," which means the specific items listed below, together with all other of Borrower's machinery, parts, tools, accessories, attachments, additions, other goods and accessions now owned or hereafter acquired and used in Borrower's business, including all replacements, accessions and proceeds thereof: ---------------------------------------------------------------------
- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------

    /x/ "Fixtures and Furniture," which means all fixtures and furniture of any kind and type now owned and hereafter acquired by Borrower located at all places of business or elsewhere and including all replacements, accessions and all proceeds thereof.

    /x/  Other,    See Schedule "A" Attached Hereto And Made A Part Hereof
- -----------------------------------------------------------------

    3. EVIDENCE OF COLLATERAL. Borrowers agrees to deliver to the Bank such evidence of the Borrower's interest in the Collateral and of its availability for use as collateral, as the Bank may request. At the request of the Bank, the Borrower shall stamp its books and the ledger cards of all Accounts Receivable, or other evidence thereof, to show the assignment and pledge to the Bank.

    4. MAINTENANCE OF COLLATERAL LEVEL. The Borrower will at all times maintain Collateral having a minimum aggregate value aggregate to the Bank, and if Borrower fails to do so, Borrower (a) will immediately reduce the unpaid Obligations as requested by the Bank or (b) upon the request of the Bank, will immediately deposit additional Collateral or agree to additional security interests satisfactory to the Bank.

    5. INVENTORY; PROCESSING AND SALES. Provided that the Borrower is not in default of any of the provisions of this Agreement, the Borrower shall have the right to process and sell Inventory in the regular course of business, but the Bank's security interest hereunder shall attach to all proceeds of all sales or other disposition of such Inventory. Upon demand by the Bank, Borrower will immediately deliver to the Bank the proceeds of such sale of Inventory either in the identical form received or, at the Bank's option, pay to the Bank an amount equal to such proceeds. Any payment, guarantee, security, property or right received by Borrower in connection with the Inventory shall be received as the agent of and on behalf of the Bank, will be kept separate and apart from all other property of Borrower, will be capable of identification, and will be delivered and paid immediately to the Bank as additional Collateral hereunder. Upon default, Inventory shall not be sold, taken or removed from Borrower's place of business, or shifted between places of business, except with the prior written consent of the Bank.

    6. ACCOUNTS RECEIVABLE; PROCESSING AND COLLECTION. At the option and request of the Bank, immediately upon receipt all checks, drafts, cash and other remittance in payment or on account of Borrower's Accounts Receivable, the Borrower will deposit the same in a special account maintained with the Bank, over which only the Bank shall have power of withdrawal. The funds in said account shall be held by the Bank as Collateral for the Obligations, and the Bank may apply said funds as payment on such of the Obligations as it may determine or release said funds to the Borrower's account for Borrower's use. Said proceeds shall be deposited in precisely the form received, except for endorsement of the Borrower where necessary to permit collection of items, which endorsement the Borrower agrees to make, and which the Bank is authorized to make on Borrower's behalf as its Attorney-In-Fact. Pending such deposit, Borrower agrees not to commingle any such checks, drafts, cash and other remittances with any of the Borrower's funds or property, but will hold them separately in trust for the Bank until deposit thereof with the Bank. The Bank shall have the right to notify the account debtors obligated on any or all of Borrower's Accounts Receivable to make payment directly to the Bank, and the Bank shall have the right in its own name or in the name of the Borrower to demand, collect, receive, receipt for, sue for, compound and give acquittance for, any and all amounts due or to become due on the Accounts Receivable and to endorse the name of Borrower as its Attorney-In-Fact on all commercial paper given in payment or part payment or in evidence thereof or related thereto, and in its discretion to file any claim or take any other action or proceeding which the Bank may deem necessary or appropriate to protect and preserve and realize upon the security interest of the Bank in the Accounts Receivable and the proceeds thereof, which right the Bank may exercise at any time whether or not the Borrower is then in default or was making collections thereon. Until such time as the Bank elects to exercise such right by notifying Borrower, the Borrower is authorized, as agent of the Bank, to collect and enforce said Accounts Receivable. All costs of such collection and enforcement, including attorney's fees and out-of-pocket expenses, shall be borne solely by the Borrower whether incurred by the Bank or Borrower.

    7. INSURANCE. With respect to the Collateral, the Borrower shall maintain at all times insurance against risks of fire with extended coverage, sprinkler leakage and all other risks customarily insured against by companies engaged in similar business to that of Borrower, in amounts, containing such terms, in such form, for such periods, and written by such companies as may be satisfactory to the Bank. All such policies shall contain loss payable clauses or endorsements to the Bank as its interest may appear and shall provide for written notice to the Bank prior to any cancellation. In the event of failure to provide and maintain insurance as herein provided, the Bank may, at its option, provide such insurance and add the amount thereof to the Obligations. The Borrower shall furnish to the Bank certificates or other evidence satisfactory to the Bank of compliance with the foregoing provisions.

Proceeds from any loss under such insurance policies shall be paid first to the Bank and applied on such of the Obligations as the Bank shall determine. If any such proceeds shall be paid by check, draft or other instrument payable to Borrower and Bank jointly, the Bank is authorized and empowered by the Borrower to endorse its name as Borrower's Attorney-In-Fact and take such other action as it deems advisable to reduce the same to cash.

    8. WARRANTIES AND FURTHER COVENANTs. a.) Borrower represents and warrants that (1) each Account Receivable and all papers and documents relating thereto are genuine and in all respects what they purport to be; (2) that each Account Receivable is valid and arises out of a bona fide sale of goods and sold and delivered by the Borrower to, or in the process of being delivered to, or out of and for services actually rendered by the Borrower to the account debtor named in the Account Receivable; (3) that the amount of the Account Receivable represented as owing is the correct amount actually and unconditionally owing except for normal cash discounts and is not disputed, and except for such normal cash discounts is not subject to any set-offs, credits, deductions and counter-charges; (4) that no surety bond was required or given in connection with said Account Receivable or the contract or purchase orders out of which the same arose; and (5) that the Borrower is the owner of all the Collateral free and clean of all claims, liens, encumbrances, rights of set-off, and security interests of any nature whatsoever (except this security interest) and there are no financing statements covering same on file at any public office.

    b.) If a corporation or partnership, the Borrower hereby represents and warrants the existence of all necessary power to enter into and execute this Agreement and that this Agreement is not in violation of its Articles, Charter, Regulations or By-Laws, or of any federal, state or local laws or judicial rulings, or of any contractual obligation with any third party, and that this Agreement is enforceable in accordance with its terms. Borrower will deliver, upon request of the Bank, a written opinion of Borrower's counsel to such effect.

    c.) The Borrower shall execute and deliver to the Bank such lists, descriptions and designations of the Collateral as the bank may require. The Borrower shall at all reasonable times and from time to time allow the Bank, by or through any of its officers, agents, attorneys or accountants, to examine, inspect or make extracts from Borrower's books and records and to examine and verify the Collateral wherever kept. So long as any Obligations remain outstanding, the Bank, without cost to it, shall have a right of ingress to and egress from any of the Borrower's places of business (or other places at which the Collateral may be located) and may use any lifts, hoists, trucks and other of Borrower's facilities to examine, handle or remove the Collateral. Borrower further agrees to provide to the Bank, upon demand, statements and information with respect to Borrower's business, including but not limited to profit and loss reports, balance sheets and other financial statements. All such financial data and listings of the Collateral shall be compiled in accordance with general accepted accounting principles consistently applied.

    d.) The Borrower shall keep the Collateral in good order and repair. Borrower shall not sell, offer to sell or otherwise transfer the Collateral, nor pledge, mortgage or create, or suffer to exist a security interest claim, lien, encumbrance, right of set-off or security interest of any kind whatsoever in the Collateral or the proceeds or products thereof in favor of any person other than the Bank without prior written consent of the Bank. The Borrower shall also pay promptly when due all taxes, assessments, and governmental charges upon or against the Borrower or the property of the Borrower. At its option, the Bank may discharge taxes, liens or other encumbrances at any time levied or placed on the Collateral, and pay for the maintenance and repair of same, should Borrower fail to do so. Borrower agrees to reimburse the Bank on demand for any payment so made, and until such reimbursement any amount so paid by the Bank shall be added to the principal amount of the Obligations secured hereby.

    e.) The Borrower shall immediately notify the Bank in writing of any information which Borrower has or may receive with regard to the Collateral which might in any manner affect the value thereof or the rights of the Bank with respect thereto.

    f.) The Borrower agrees to execute and deliver financing statements under the Uniform Commercial Code, and statements or amendments thereof or supplements thereto, and such other instruments as the Bank may from time to time require in order to evidence, perfect, secure, preserve, protect and enforce the security interest hereby granted. If any Collateral is or will be attached to real estate, Borrower will upon demand by the Bank, furnish the Bank with an appreciate disclaimer or waiver signed by all persons having an interest in the real estate, of any interest in such Collateral which may be prior to the Bank's security interest hereunder. The Bank is irrevocably appointed as Attorney-In-Fact for the Borrower in all matters pertaining to all such perfection, preservation, protection and enforcement.

    g.) The Borrower agrees to pay all costs of filing financing, continuation and termination statements with respect to the Collateral. Borrower also agrees to pay all other expenses, including attorney's fees, incurred by the Bank in the protection or enforcement of its rights in the Collateral and this Agreement.

    9. FURTHER SECURITY. Any deposits or other sums at anytime credited by or due from the bank to the Borrower in the possession of the Bank may at all times be held and treated as Collateral for the payment of the Obligations, and the Bank may apply or set off such deposits or other sums against said Obligations to the extent said Obligations are due and payable. Further, the Borrower also gives to and creates in favor of the Bank an additional security interest in any other property, and the proceeds and products thereof, now or hereafter in the possession of or pledged to the Bank belonging to the Borrower or in which the Borrower has any interest. The Borrower will at anytime at the Bank's request, sign financing statements, trust receipts, security interests or other documents evidencing and perfecting such security interest.

    10.  EVENTS OF DEFAULT; ACCELERATION; USE AND OPERATION OF SECURED
PROPERTY.  Any one or more of the following shall constitute events of default:
(a) default by Borrower in the payment or performance, when due or payable, of any of the Obligations, or default by any endorser, guarantor or surety for any liability of the Borrower to the Bank; (b) failure of the Borrower to pay when due any tax or any premium on any insurance policy pursuant to his Agreement;
(c) the making by the Borrower of any misrepresentation to the Bank hereunder, or otherwise for the purpose of obtaining credit or an extension of credit; (d) failure of the Borrower after request by the Bank to furnish promptly financial information or to permit promptly the inspection of books or records; (e) failure of Borrower to perform or observe any of the provisions of this Agreement or of any other instrument pertaining to the Obligations; (f) issuance of an injunction or attachment against property of the Borrower; (g) appointment of a receiver of any part of the property of the Borrower or the commencement by or against the Borrower of any proceeding under any bankruptcy, arrangement, reorganization, insolvency or similar law for the relief of debtors, or by or against any guarantor or surety for the Borrower; or (h) the occurrence of such a change in the condition or affairs (financial or otherwise) of the Borrower, or of any endorser, guarantor or surety for any liability of the Borrower to the Bank, as in the opinion of the Bank impairs the Bank's security or increases its risk. Upon occurrence of any of the events of default, any or all of the Obligations shall, at the option of the Bank and notwithstanding any time or credit allowed by any instrument evidencing a liability, be immediately due and payable without notice or demand. The Bank may exercise any one or more of the rights and remedies granted pursuant to this Agreement and also exercise any or all of the rights and remedies afforded to a secured party under the Uniform Commercial Code as enacted in the State in which the principal office of the Bank is located, including without limitation the right upon default to take possession and sell, lease or otherwise dispose of the Collateral, and/or to operate, use or exercise any rights of ownership pertaining to the Collateral as the Bank deems necessary to preserve the value and receive the benefits of such Collateral. For that purpose the Bank may, so far as Borrower can give authority therefore, enter upon any premises on which the Collateral or any part thereof may be situated, take possession of and remove the same therefrom. The Bank may request Borrower to make the Collateral available to the Bank at a place to be designated by the Bank which is reasonably convenient to both parties. Upon repossession or recovery of the Collateral by the Bank, it may, after reasonable notification to the Borrower, sell the Collateral at public or private sale, at which sale the Bank may become the purchaser. Pending any such action, the Bank may liquidate the Accounts Receivable and continue to operate, use and exercise rights of ownership pertaining to the Collateral. Out of the proceeds arising from said liquidation and sale, the Bank may pay all costs and expenses incurred in connection with the retaking, removing, holding, restoration to saleable condition(including finishing of manufacture), keeping, storing, operating, using, advertising, and selling the Collateral, and then pay the amount due and owing to the Bank on the Obligations. The balance if, any, remaining may then be applied by the Bank to the satisfaction of known indebtedness secured by any subordinate security interest in the Collateral, accounting to the Borrower for the surplus, if any, remaining in possession of the Bank after all such security interests, liens, claims and charges have been paid. The Borrower shall be liable to the Bank for any deficiency that may result upon such liquidation and sale of the Collateral and waives all claims for damages by reason of any seizure, repossession, retention, operation, use or sale of said Collateral. The requirement of reasonable notice, if necessary, shall be met if such notice is mailed, postage prepaid, to the first of the places of business of the Borrower shown in this Agreement at least ten (10) days before the time of the sale or other disposition. While exercising its rights as a secured party hereunder, including operation, use and receipt of benefits from the Collateral, the Bank shall not be liable in any fashion to the Borrower or any third party (including without limitation Borrower's employees, invitees, customers and suppliers) for any damages arising from such operation and use, or any obligations, duties, or liabilities of Borrower in connection therewith (including without limitation Borrower's contracts, agreements, guarantees, commitments or warranties).

    11. WAIVERS; CONTINUED LIABILITY. The Bank shall not be deemed to have waived any of its rights in this Agreement or to the Collateral unless such waiver is in writing and signed by the Bank and such waiver shall not operate as a wavier of any other default or of the same default on a subsequent occasion. No renewal or extension of time of payment of the Obligations at any rate of interest, no release, surrender, exchange of modification of the Collateral, no release of any person primarily or secondarily liable on the Obligations (including any maker, endorser, guarantor or surety), no delay in enforcement of payment of the Obligations and no delay, omission or forebearance in exercising any right or power with respect to the Obligations, the Collateral, or this Agreement shall affect the liability of the Borrower to the Bank. The Borrower waives presentment, protest, demand, notice of dishonor or default, notice of acceptance of this Agreement, notice of any loans made, renewals or extension granted, notice of any Collateral released, surrendered, exchanged or modified, and to the extent permitted by law, notice of other action taking in reliance hereon and all demands and notices of any kind in connection with the Collateral, the Obligations or this Agreement.

    12. DURATION. The term of this Agreement shall commence with the date hereof and end on the date when the Borrower has paid in full all of the Obligations secured hereby and the Bank gives notice to the Borrower that no further loans are to be made hereunder. Until such termination, this Agreement shall be a continuing one.

    13. GENERAL. This Agreement shall be subject to other provisions in any notes or other documents signed by the Borrower in any capacity concerning the Obligations which are not inconsistent with the provisions contained herein. All rights and liabilities hereunder shall be governed and limited by and construed in accordance with the laws of the state in which the principal office of the Bank is located and this Agreement shall inure to the benefit of the Bank and bind the Borrower, and their respective successors and assigns, or legal representatives and heirs, as the case may be. Any provision hereof which may prove limited or unenforceable under any laws or judicial rulings shall not affect the validity or enforcement of the remainder of the provision or of any other provision.

STAR BANK, NATIONAL ASSOCIATION   XENAS COMMUNICATIONS CORP.


By /s/ Douglas V. Wyatt, V.P.          By: /s/ Edwin S. Weinstein
  -----------------------------            ----------------------------
       Douglas V. Wyatt                        Edwin S. Weinstein
Title  Vice President                          Secretary-Treasurer
     --------------------------         -------------------------------

                                        -------------------------------
                                                                     BORROWER(S)

                               SUBORDINATION AGREEMENT


    THIS SUBORDINATION AGREEMENT (this "Agreement") is entered into effective as of March 14, 1996, among (i) POMEROY COMPUTER RESOURCES, INC., a Delaware corporation (the "Borrower"), (ii) THE COMPUTER SUPPLY STORE, INC., an Iowa corporation, its successors and assigns (the "Subordinated Creditor") and (iii) STAR BANK, NATIONAL ASSOCIATION, an Ohio banking corporation, its successors or assigns (the "Senior Creditor").


                                       RECITALS

    WHEREAS, Pursuant to an Amended and Restated Loan Agreement, dated as of March 14, 1996 (the "Senior Loan Agreement"), between the Borrower and the Senior Creditor, the Senior Creditor has extended a commitment to make available to Borrower certain revolving credit and term loans in the aggregate principal amount of Twenty-Five Million ($25,000,000.00) Dollars (the "Senior Loans"); and

    WHEREAS, the Senior Loans are to be evidenced by a revolving credit note (together with all substitutions and replacements therefor and all amendments and supplements thereof in accordance with the terms of this Agreement, (the "Senior Notes") in the maximum aggregate principal amount not to exceed Twenty-Five Million ($25,000,000.00) Dollars.

    WHEREAS, Borrower is using a portion of the proceeds of the Senior Loans to purchase substantially all the assets of Subordinated Creditor; and

    WHEREAS, in connection with the acquisition of substantially all the assets of Subordinated Creditor, the Subordinated Creditor will take back a promissory note in the original principal amount of $2,700,000.00 plus interest, fees, costs and other amounts payable in respect thereof ("Acquisition Debt") in partial consideration of the payment of the purchase price for such assets; and

    WHEREAS, a condition precedent to the making of the Senior Loans is the execution and delivery of this Subordination Agreement.

    NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties agree as follows:

                                      ARTICLE 1
                                     DEFINITIONS

    SECTION 1.1. CERTAIN TERMS. The following terms, when used in this Agreement, including the introductory paragraph and RECITALS hereto, shall, except where the context otherwise requires, have the following meanings:

    "ACQUISITION DEBT" has the meaning specified in the fourth paragraph of the recitals hereto.

    "ACQUISITION NOTE" means the promissory note issued by Borrower to the Subordinated Creditor which evidences the Acquisition Debt.

    "AGREEMENT" means this Subordination Agreement.

    "APPLICABLE LAW" means and includes statutes and rules and regulations thereunder and interpretations thereof by any governmental agency charged with the administration or the interpretation thereof, and orders, requests, directives, instructions and notices of any governmental authority.

    "BANKRUPTCY OR INSOLVENCY PROCEEDING" means any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, assignment for the benefit of creditors or other similar case or proceeding for the liquidation, dissolution, reorganization or winding up of the Borrower, or of all or any portion of the property of Borrower, whether voluntary or involuntary, partial or complete.

    "BORROWER" has the meaning specified in the introductory paragraph hereto.

    "ENFORCEMENT ACTION" means (a) the acceleration of any Subordinated Debt,
(b) any realization or foreclosure upon any collateral securing the Subordinated Debt, (c) any demand by the Subordinated Creditor for payment of the Subordinated Debt, or (d) subject always to the provisions contained in the next sentence, the enforcement of any of the rights or remedies of the Subordinated Creditor against the Borrower, whether under the Subordinated Debt Documents or otherwise, and whether by action at Law, suit in equity, arbitration proceedings or otherwise. The term "Enforcement Action" shall not include or be deemed to include the giving of notices (including, without limitation, notices of default, notices of Events of Default, notices of demand for payment, notices of breaches of covenants, etc.), the making of requests or the delivery of other communications pursuant to and upon the terms permitted or otherwise contemplated by any of the Subordinated Debt Documents, it being understood and agreed that any action of the kind described above in the foregoing sentence may be taken by the Subordinated Creditor at any time and from time to time after the date hereof without any limitation or restriction.

    "ENFORCEMENT ACTION NOTICE" has the meaning specified in Section 3.2(b).

    "EVENT OF DEFAULT" has, in connection with permitted payments under Section
2.6 hereof, the meaning specified in the Senior Loan Agreement and, with respect to Standstill Events as defined herein and as used in Section 3., has the meaning specified in the Acquisition Note.

    "EXTENSION OF CREDIT" means any loan, letter of credit or other extension of credit of any kind or character and in the case of revolving credit facilities, includes lending and relending up to the maximum amount thereof, the substitution of term notes for portions of the revolving credit notes and any Permitted Increase.

    "INSTRUMENT" means any contract, agreement, indenture, mortgage or other document or writing (whether a formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, or any right to any lien is granted or perfected.

    "PAYMENT IN FULL" and "PAID IN FULL" mean payment in full in cash.

    "PAYMENT OR DISTRIBUTION ON ACCOUNT OF SUBORDINATED DEBT" OR "PAYMENT OR DISTRIBUTION" means any payment or distribution of any kind or character, whether in cash, securities or other property or any combination thereof, and whether voluntary or involuntary, on account of principal of, or interest on any Subordinated Debt, or on account of any redemption, retirement, repurchase or other acquisition for value of any Subordinated Debt.

    "Permitted INCREASE" means any increase in the principal amount of the Senior Debt effected by Senior Lender, except the aggregate amounts of any such increases outstanding at any one time shall not exceed the amount set forth on Exhibit A attached hereto.

    "PROCEEDS" shall have the meaning (a) ascribed to that term under the U.C.C. and shall in any event include any and all payments or distributions of any kind or character received by way of exercise of rights of set-off, counterclaim or cross-claim, or enforcement of any claim, against the Borrower,
(b) any and all proceeds of any insurance, indemnity, warranty, guaranty of letter of credit payable to the Borrower with respect to any collateral securing the Subordinated Debt or Senior Debt, or (c) any and all other amounts from time to time paid or payable or distributable under or with respect to any collateral securing the Subordinated Debt or Senior Debt.

    "STAR BANK, NATIONAL ASSOCIATION", as used in the defined terms "Senior Debt" and "Senior Debt Documents", means and includes Star Bank, National Association, the party executing this Agreement as Senior Creditor, and its successors or assigns in title and any so-called "participants" purchasing any participating interest or so-called "participants" in any of the rights, title or interest of Star Bank, National Association under any of the Senior Debt Documents or in relation to any of the Senior Debt.

    "REORGANIZATION SECURITIES" means securities issued by the Borrower (or any successor in exchange for all Subordinated Debt upon the effectiveness of a plan of reorganization in bankruptcy of the Borrower that are either (a) equity securities of the Borrower having no mandatory redemption, repurchase or dividend obligations, and that are not convertible into or exchangeable for any securities having mandatory payment, redemption, repurchase or dividend obligations or (b) debt securities of the Borrower the payment of which is subordinated, at least to the extent provided in this Agreement with respect to the Subordinated Debt, prior to the Payment in Full of the Senior Debt, PROVIDED that no class of Senior Debt is impaired (within the meaning of Section 1124 of Title 11 of the United States Code) by such plan of reorganization.

    "SENIOR CREDITOR" has the meaning specified in the introductory paragraph hereto.

    "SENIOR DEBT" means all indebtedness and other obligations of the Borrower, contingent or otherwise, to the Senior Creditor, now or hereafter existing, under or with respect to:

         (a) Extension of Credit by the Senior Creditor under the Senior Debt Documents in an aggregate outstanding principal amount not exceeding Twenty-Five Million Dollars ($25,000,000.00).

         (b) interest (including interest accruing at the contract rate after the commencement of any Bankruptcy or Insolvency Proceeding, whether or not such interest is an allowed claim in such proceeding) on Extensions of Credit described in CLAUSE (a) of this definition and on any Permitted Increase described in CLAUSE (c) below, and fees, costs, expenses, indemnities, reimbursements and other amounts owing to the Senior Creditor on Extensions of Credit described in clause (a) of this definition; and

         (c)  any Permitted Increase.

    "SENIOR DEBT DOCUMENTS" means, collectively, (a) the Senior Loan Agreement and (b) the Senior Notes (SUBJECT ALWAYS to the provisions of the defined term "Senior Debt") and each other Instrument executed in connection with or evidencing, governing, guaranteeing or securing any indebtedness under any such document or any Permitted Increase, all as the same may be amended, modified or supplemented pursuant to the terms thereof in accordance with the provisions of this Agreement.

    "SENIOR LOANS" has the meaning specified in the first paragraph of the RECITALS hereto.

    "SENIOR LOAN AGREEMENT" has the meaning specified in the first paragraph of the RECITALS hereto.

    "STANDSTILL EVENT" means the occurrence of any one or more of the EVENTS OF DEFAULT under the Acquisition Note.

    "STANDSTILL EVENT NOTICE" shall mean the date the Subordinated Creditor shall have provided written notice of such Standstill Event to the Senior Creditor and Borrower.

    "STANDSTILL PERIOD" means, in relation to any Standstill Event, the period beginning on the date the Standstill Event in relation to such Standstill Period shall have occurred and ending on the date determined pursuant to Section 3.1(a).

    "SUBORDINATED CREDITOR" has the meaning specified in the introductory paragraph hereto or any holder of the Acquisition Note.

    "SUBORDINATED DEBT" means all indebtedness and other obligations of the Borrower, contingent or otherwise, now or hereafter existing, under or in respect of the Acquisition Note, and interest (including interest accruing after the occurrence of an Event of Default as defined in the Acquisition Note), fees, costs, expenses, indemnities, reimbursements thereon and other amounts payable in respect thereof (including any such obligations to prepay, repurchase, retire, redeem or acquire for value any such indebtedness).

    "SUBORDINATED DEBT DOCUMENTS" means, collectively, (a) the Acquisition Note and (b) each Instrument now or hereafter executed in connection with or evidencing, governing, guarantying or securing any indebtedness under any such document.

    "U.C.C." means the Uniform Commercial Code, as in effect from time to time in the State of Ohio.

    SECTION 1.2. SENIOR LOAN AGREEMENT. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including the introductory paragraph and RECITALS hereto, that are defined in the Senior Loan Agreement (as in effect on the date hereof), have the meanings given to such terms in the Senior Loan Agreement (as in effect on the date hereof).

    SECTION 1.3. U.C.C. DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Agreement, including the introductory paragraph and RECITALS hereto, with such meanings.

    SECTION 1.4. GENERAL PROVISIONS RELATING TO DEFINITIONS. Terms for which meanings are defined in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term "including" means including, without limiting the generality of any description preceding such term. Except as otherwise expressly provided herein, each reference herein to any Person shall include a reference to such Person's successors in title and assigns or (as they case may be) his successors, assigns, heirs, executors, administrators and other legal representatives. Except as otherwise expressly provided herein, references to any Instrument defined in this Agreement refer to such Instrument as originally executed, or, if subsequently varied, replaced or supplemented from time to time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto.

                                      ARTICLE 2
                           DEBT SUBORDINATION ARRANGEMENTS

    SECTION 2.1. AGREEMENT TO SUBORDINATE. The Borrower and the Subordinated Creditor agree with and for the benefit of the Senior Creditor that all Subordinated Debt is hereby expressly subordinated and made junior in right of payment, to the extent and in the manner provided in this Agreement, to the prior Payment in Full of all Senior Debt.

    SECTION 2.2. BANKRUPTCY OR INSOLVENCY PROCEEDING. In the event of any Bankruptcy or Insolvency Proceeding:

         (a) The Senior Creditor shall first be entitled to receive Payment in Full of all Senior Debt before the Subordinated Creditor shall be entitled to receive any payment or distribution on account of Subordinated Debt (other than distributions in the form of Reorganization Securities); and

         (b) the Senior Creditor shall be entitled to receive (until Payment in Full of all Senior Debt) any payment or distribution on account of Subordinated Debt (other than distributions in the form or Reorganization Securities) which may be payable or deliverable to the Subordinated Creditor (including any such payment or distribution payable or deliverable by virtue of the provisions of, or any security for, any Instrument governing indebtedness which is subordinate and junior in right of payment to the Subordinated Debt).

    SECTION 2.3. DELIVERY OF PROHIBITED PAYMENTS OR DISTRIBUTIONS ON ACCOUNT OF SUBORDINATED DEBT TO SENIOR CREDITOR. If any Payment or Distribution on Account of Subordinated Debt (other than distributions in the form of Reorganization Securities or distributions authorized by Sections 2.6 and 2.8) is collected or received by the Subordinated Creditor, then such payment or distribution shall be paid over or delivered forthwith to the Senior Creditor.

    SECTION 2.4. SUBROGATION. Upon payment in full in cash of all Senior Debt, the Subordinated Creditor shall be immediately subrogated to the rights of the Senior Creditor (to the extent of the payments and distributions previously made to the Senior Creditor pursuant to the provisions of this ARTICLE 2) to receive payments and distributions of property of the Borrower applicable to Senior Debt until all amounts owing on Subordinated Debt shall be paid in full. No payments or distributions applicable to Senior Debt which the Subordinated Creditor shall receive by reason of its being subrogated to the rights of the Senior Creditor pursuant to the provisions of this SECTION 2.4 shall, as between the Borrower and its creditors, other than the Senior Creditor and the Subordinated Creditor, be deemed to be a payment by the Borrower to or for the account of Subordinated Debt; and, for the purposes of such subrogation, no payments or distributions to the Senior Creditor of any property to which the Subordinated Creditor would be entitled except for the provisions of this Agreement, and no payment pursuant to provisions of this Agreement to the Senior Creditor by the Subordinated Creditor, shall, as between the Borrower and its creditors, if any, other than the Senior Creditor and the Subordinated Creditor, be deemed to be a payment by the Borrower to or for the account of Senior Debt, it being understood that the provisions of this Agreement are intended solely for the purpose of defining the relative rights of the Subordinated Creditor, on the one hand, and the Senior Creditor, on the other hand, and nothing contained in this SECTION 2.4 or elsewhere in this Agreement is intended to or shall impair, as between the Borrower and the Subordinated Creditor, the obligation of Borrower, which is absolute and unconditional, to pay to the Subordinated Creditor, subject to the rights of the Senior Creditor under this Agreement, the Subordinated Debt as and when the same shall become due and payable in accordance with its terms.

    SECTION 2.5. SENIOR DEFAULTS AND ACCELERATION. In any circumstances where Section 2.2 does not apply, the Subordinated Creditor will not be entitled to receive or retain any direct or indirect payment (except any payment previously made by Borrower to the Subordinated Creditor which complied with Sections 2.6 and 2.8) (in cash, property, by set-off or otherwise) from the Borrower of or on account of any Acquisition Debt if:

         (a) all or any part of the Senior Debt is due and payable at stated maturity, by acceleration or otherwise; or

         (b) at the time of making such payment and immediately after giving effect thereto, there shall exist an Event of Default under the Senior Loan Agreement.

    SECTION 2.6. PERMITTED PAYMENTS. The Subordinated Creditor shall not be entitled to receive or retain any prepayment (in cash, property, by set-off or otherwise) of or on account of the Acquisition Note until such time as the Senior Debt is paid in full. Provided that there exists no Event of Default (or event which would become and Event of Default with notice or the passage of time) under the Senior Loan Agreement which remains uncured, the Subordinated Creditor shall be entitled to receive interest repayment and principal repayment, under the Acquisition Debt in accordance with the terms of the Acquisition Note.

    SECTION 2.7.   TURN-OVER OF PAYMENTS RECEIVED.  If the Subordinated
Creditor shall receive any payment with respect to the Acquisition Note which the Subordinated Creditor is not permitted to receive and retain pursuant to this Agreement, such payment shall be held in trust by the Subordinated Creditor for the benefit of, and shall be paid over promptly on demand to the Senior Creditor or its successors and assigns, as their respective interests may appear, for application to the payment of all Senior Debt remaining unpaid until the same shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the Senior Creditor. No such payments or distributions to the Senior Creditor or its successors and assigns shall be deemed to discharge the Senior Debt until it is repaid in full.

    SECTION 2.8.   PERMITTED PAYMENTS; RIGHT TO RETAIN PAYMENTS.
Notwithstanding the foregoing, any payment in respect of the Acquisition Debt made in compliance with the terms of this Agreement and received by the Subordinated Creditor shall become its sole and absolute property and shall not be subject to any payment over or any distribution to or claim by the Senior Creditor or any other person, unless at the time of receipt of such payment (i) an event specified in either Section 2.2, 2.5(a) or 2.5(b) shall have occurred and be continuing and with respect to an event specified in Section 2.5(b) only, the Senior Creditor shall have given Subordinated Creditor notice of such event within sixty (60) days of the occurrence of such event of default. In the event that the Subordinated Creditor receives any payment on the Subordinated Debt made in compliance herewith, and Senior Creditor has not given any notice as described above, such payment shall conclusively be determined to be a permitted payment hereunder, otherwise, upon receipt of such notice within such sixty (60) day period, Subordinated Creditor shall promptly remit such payment to Senior Creditor for application in accordance with Section 2.3 hereof. In addition, in the event that Borrower would complete a secondary offering during the term of this Agreement for its common stock, Subordinated Creditor shall be entitled to receive the sum of One Million Dollars ($1,000,000.00) (or such lesser amount if the remaining principal balance unpaid under the Acquisition Note is below such amount at such time) upon the completion of the secondary offering and such shall be a Permitted Payment under Section 2.6 and shall not be subject to the sixty-day notice provision contained in this Section 2.8.

    SECTION 2.9. BORROWER'S OBLIGATIONS ABSOLUTE. The provisions of this Agreement are solely for the purpose of defining the relative rights of Senior Creditor as the holder of the

Senior Debt, Borrower and the holder of the Acquisition Note. Nothing herein shall impair, as between the Borrower and the Senior Creditor, its successors or assigns, as the holder of any Senior Debt, the obligations of the Borrower, which are unconditional and absolute, to pay to the holder thereof the Senior Debt, in accordance with the terms of the Senior Loan Agreement. Nothing herein shall impair, as between the Borrower and the Subordinated Creditor, the obligations of the Borrower which are unconditional and absolute to pay Subordinated Creditor in accordance with the terms of the Acquisition Note, subject to the terms of this Subordination Agreement.

                                      ARTICLE 3
                      LIMITATIONS ON CERTAIN ENFORCEMENT ACTIONS

    SECTION 3.1.   IMPOSITION OF STANDSTILL PERIOD.

         (a) Each Standstill Period will commence on the date the Standstill Event in relation to such Standstill Period shall have occurred and will terminate upon the earliest to occur of (i) the date which is 180 days after the later of (a) occurrence of an Event of Default as defined in the Acquisition Note or (b) the giving of the Standstill Event Notice; (ii) the date, after such Standstill Period shall have commenced, such Standstill Event shall have been cured or waived or shall otherwise have ceased to exist; or (iii) March 14, 2000,

         (b) At any time during a Standstill Period, Borrower or Senior Creditor may cause any Event of Default under the Acquisition Debt to be cured and, in such event, the Subordinated Creditor shall not have any right to accelerate the principal payment of the Acquisition Debt as relates to such Event of Default that was cured.

    SECTION 3.2. LIMITATIONS ON ENFORCEMENT ACTIONS. The Subordinated Creditor will not take any Enforcement Action until such time as:

         (a)  any Standstill Period is no longer continuing; and

         (b) the Subordinated Creditor shall have given to the Borrower and the Senior Creditor not less than 30 days' prior written notice (an "Enforcement Action Notice") of the intent of the Subordinated Creditor to take such Enforcement Action.

    SECTION 3.3. CERTAIN NOTICES. The Subordinated Creditor shall not take any action of the kind described in the second sentence of the defined term "Enforcement Action" until the Subordinated Creditor shall have given the Senior Creditor at least two (2) days prior notice to the taking thereof.

    SECTION 3.4. LIMITATIONS ON COMMENCEMENT OF BANKRUPTCY OR INSOLVENCY PROCEEDING. The Subordinated Creditor will not commence or institute, or join with any other Person or Persons in commencing or instituting, any Bankruptcy or Insolvency Proceeding.

    SECTION 3.5. LIMITATION ON REMEDIES UPON ACCELERATION OF SENIOR DEBT. Notwithstanding any contrary provision of any Subordinated Debt Document, the acceleration of any Senior Debt by the commencement of legal proceedings by the Senior Creditor against the Borrower to enforce payment of any Senior Debt shall entitle the Subordinated Creditor to accelerate Subordinated Debt or take other Enforcement Action (subject to the applicable provisions of Section 2.3 of this Agreement).

                                      ARTICLE 4
                                       WAIVERS

    SECTION 4.1. WAIVERS OF NOTICE, ETC. The obligations of the Subordinated Creditor under this Agreement, and the subordination arrangements contained herein, shall not be to any extent or in any way or manner whatsoever impaired or otherwise affected by any of the following, whether or not the Subordinated Creditor shall have had any notice or knowledge of any thereof:

         (a) the dissolution, termination of existence, death, bankruptcy, liquidation, insolvency, appointment of a receiver for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any Bankruptcy or Insolvency Proceeding by or against, the Borrower;

         (b) the absorption, merger or consolidation of, or the effectuation of any other change whatsoever in the name, membership, constitution or place of formation of, the Borrower;

         (c) any extension or postponement of the time for the payment of any Senior Debt, the acceptance of any partial payment thereon, any and all other indulgences whatsoever by the Senior Creditor in respect of any Senior Debt, the taking, addition, substitution or release, in whole or in part, at any time or times, of any collateral securing any Senior Debt, or the addition, substitution or release, in whole or in part, of any Person or Persons primarily or secondarily liable in respect of any Senior Debt;

         (d) any action or delay in acting or failure to act on the part of the Senior Creditor under any Senior Debt Documents or in respect of the Senior Debt or any collateral securing any Senior Debt or otherwise, including (i) any action by the Senior Creditor to enforce any of its rights, remedies or claims in respect of any collateral securing any Senior Debt, (ii) any failure by the Senior Creditor strictly or diligently to asset any rights or to pursue any remedies or claims against the Borrower or any other Person or Persons under any of the Senior Debt Documents or provided by statute or at law or in equity,
(iii) any failure by the Senior Creditor to perfect or to preserve the perfection or priority of any of its Liens securing any Senior Debt, or (iv) any failure or refusal by the Senior Creditor to foreclose or to realize upon any collateral securing any Senior Debt or to take any action to enforce any of its rights, remedies or claims under any Senior Debt Document;

         (e) any modification or amendment of, or any supplement or addition to, any Senior Debt Document;

         (f) any waiver, consent or other action or acquiescence by the Senior Creditor in respect of any default by the Borrower in its performance or observance of or compliance with any term, covenant or condition contained in any Senior Debt Document; or

         (g) the declaration that any Senior Debt Document or any provision thereof is null and void or illegal, invalid, unenforceable or inadmissible in evidence; or the failure of any Senior Debt Document to be in full force and effect.

    The Subordinated Creditor hereby absolutely, unconditionally and irrevocably assents to and waives notice of any and all matters hereinbefore specified in CLAUSES (a) through (g).

                                      ARTICLE 5
                      AGREEMENT OF SENIOR CREDITOR AND BORROWER

    SECTION 5.1. AGREEMENT OF SENIOR CREDITOR TO PROVIDE SUBORDINATED CREDITOR WITH NOTICE. Senior Creditor agrees to provide the Subordinated Creditor with notice of any and all written notice(s) of an Event of Default that Senior Creditor has provided to the Borrower declaring an Event of Default under the Senior Loan Documents within ten (10) business days of such fact. Such notice shall be provided in writing to the disbursement agent at the following address:

              The Computer Supply Store
              Attention:  Rick Feaster
              1408 Locust
              Des Moines, Iowa  50309

or at such other address as may be provided by the Subordinated Creditor to the Senior Creditor; and

With a copy to:    Frank J. Carroll, Esq.
                   Davis, Brown, Koehn, Shors & Roberts, P.C.
                   The Financial Center, 666 Walnut Street, Suite 2500
                   Des Moines, Iowa  50309-3993

    Notwithstanding the agreement of Senior Creditor to deliver notices pursuant to the terms above, Subordinated Creditor and Borrower hereby acknowledge that the failure to delivery any such notice shall not (i) affect or be deemed to be a waiver by Senior Creditor of any of the rights or remedies of Senior Creditor under this Agreement or (ii) create any liability on behalf of Senior Creditor with respect to such failure to Subordinated Creditor.

    SECTION 5.2. REPRESENTATIONS AND WARRANTY OF THE BORROWER. The Borrower hereby represents to the Senior Creditor as follows:

         (a) all subordinated debt existing on the date hereof is Subordinated Debt.

                                      ARTICLE 6

                                    MISCELLANEOUS

    SECTION 6.1. AMENDMENTS, WAIVERS, ETC. The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Subordinated Creditor, Borrower and by the Senior Creditor. No failure or delay on the part of any Person in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand hereunder shall entitle any Person to any notice or demand in similar or other circumstances, unless otherwise required by this Agreement. the remedies herein provided are cumulative and not exclusive of any other remedies provided at law or in equity. No waiver or approval by a Person under this Agreement shall, except as may be otherwise stated in such waiver or approval, be applicable to any subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

    SECTION 6.2. FURTHER ASSURANCES. The Subordinated Creditor and the Borrower will, from time to time at its own expense, promptly execute and deliver all such further Instruments, and take all such further action, as may be reasonably necessary or appropriate, or as the Senior Creditor may reasonably request, in order to carry out the intent of this Agreement.

    SECTION 6.3. SPECIFIC PERFORMANCE. Senior Creditor is hereby authorized to demand specific performance of this Agreement at any time when the Subordinated Creditor shall have failed to comply with any of the provisions of this Agreement applicable to them whether or not Borrower shall have complied with any of the provisions hereof applicable to it, and the Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy aw law which might be asserted as a bar to such remedy of specific performance.

    SECTION 6.4. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of any such provision in any other jurisdiction.

    SECTION 6.5. ENFORCEMENT BY SENIOR CREDITOR. The Borrower and the Subordinated Creditor acknowledge and agree that their respective obligations hereunder are, and are intended to be, an inducement and consideration to the Senior Creditor to acquire and continue to hold, or to continue to hold, the Senior Debt. The Senior Creditor shall be deemed conclusively to have relied upon the obligations hereunder of the Borrower and the Subordinated Creditor in acquiring and continuing to hold, or in continuing to hold, the Senior Debt.
The Senior Creditor is hereby made an obligee hereunder and may enforce directly the obligations of the Borrower and the Subordinated Creditor contained herein. The Senior Creditor, by accepting the benefits of this Agreement, is bound by the provisions hereof.

    SECTION 6.6. CONTINUING AGREEMENT. This Agreement shall in all respects be a continuing agreement, and this Agreement and the agreements and obligations of the Borrower and the Subordinated Creditor hereunder shall remain in full force and effect until all Senior Debt is indefeasibly paid in full or all Subordinated Debt is paid in full in compliance with this Agreement.

    SECTION 6.7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and shall inure to the benefit of, the Borrower and the Senior Creditor and the Subordinated Creditor and their respective successors in title and assigns. The rights and obligations of the Subordinated Creditor under this Agreement shall be assigned automatically to, and the term "Subordinated Creditor" as used in this Agreement shall automatically include, any assignee or successor of such Subordinated Creditor, and such assignee or successor shall automatically become a party to this Agreement as a Subordinated Creditor without the need for the execution of any Instrument or the taking of any other action. The Subordination Creditor shall deliver a complete copy of this Agreement to any potential assignee or successor of the Subordinated Creditor prior to the effectiveness of any such assignment. At the request of the Senior Creditor, the Subordinated Creditor shall execute and deliver to the Senior Creditor an instrument of accession hereto.

    SECTION 6.8. NOTICES. All notices and other communications provided to a party hereunder shall (except as otherwise specifically provided herein) be in writing or by facsimile transmission and addressed or delivered to it at its address designated for notices set forth below its signature hereto; at the addresses specified in Section 5.1 if notice is to the Subordinated Creditor; or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, and any notice, if transmitted by facsimile transmission, shall be deemed given when received.

    SECTION 6.9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the Borrower, the Senior Creditor and the Subordinated Creditor with respect to the subject matter hereof and supersedes any prior or contemporaneous agreements, representations, warranties or understandings, whether oral, written or implied, as to the subject matter of this Agreement.

    SECTION 6.10. CHOICE OF LAW. THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED IN THE STATE OF OHIO AND SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF SUCH STATE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

    SECTION 6.11. SERVICE OF PROCESS. This Subordination Agreement shall be deemed made in the state in which the principal office of the Senior Creditor is located, and all documents evidencing same, and all the rights and obligations of the Subordinated Creditor and the Senior Creditor hereunder, shall in any respects be governed by and construed in accordance with the laws of the state in which the principal office of the Senior Creditor is located, including all matters of construction, validity and performance. Without limitation of the Senior Creditor's ability to exercise all its rights to protect or enforce the Senior Loans and the

Subordinated Obligations, the Subordinated Creditor and the Senior Creditor agree that in any action or proceeding commenced by or on behalf of the parties arising out of or relating to this Subordination Agreement and/or any documents evidencing same, shall be commenced and maintained exclusively in the court of applicable general jurisdiction located in the federal district court of applicable general jurisdiction located in the federal district in which the principal office of the Senior Creditor is located or any other courts of applicable general jurisdiction located in the district where the Senior Creditor is located. The Subordinated Creditor and the Senior Creditor also agree that a summons and complaint commencing an action or proceeding in any such courts by or on behalf of such parties shall be properly served and shall confer personal jurisdiction on a party to which said party consents, if (a) served personally or by certified mail to the party at any of its addresses noted herein, or (b) as otherwise provided under the laws of the state in which the principal office of the Senior Creditor is located. The loan(s) or other financial accommodation(s) is in part related to the aforesaid provisions on jurisdiction, which the Senior Creditor deems a vital part of this subordination arrangement.

    SECTION 6.12. WAIVER OF JURY TRIAL. To the extent not prohibited by Applicable Law which cannot be waived, each of the parties hereto waives, and covenants that it will not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any forum in respect of any issue, claim, demand, action or cause of action arising out of or based upon this Agreement or the subject matter hereof, in such case whether now existing or hereafter arising and whether in contract or tort or otherwise. Each of the parties hereto acknowledges that the provisions of this SECTION 6.12 constitute a material inducement upon which the Senior Creditor is relying and will rely in holding Senior Debt. Any party and the Senior Creditor may file an original counterpart of a copy of this SECTION 6.12 with any court as written evidence of the consent of each of the parties hereto to the waiver of its right to trial by jury.

    SECTION 6.13. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

    SECTION 6.14. HEADINGS. The descriptive headings in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the day and in the year first above written.

                                       POMEROY COMPUTER RESOURCES, INC.



                                       By:  /s/ Edwin S. Weinstein
                                           ------------------------------------
                                       Title:  CFO
                                              ---------------------------------

Address:
                                        ----------------------------------------

                                        ----------------------------------------


Fax:
                                        ----------------------------------------


Attention:
                                        ----------------------------------------



                                       STAR BANK, NATIONAL ASSOCIATION



                                       By:  /s/ Douglas V. Wyatt
                                           -------------------------------------
                                       Title:  Vice President
                                              ----------------------------------

Address:                               425 Walnut Street, ML 8160
                                        ----------------------------------------
                                       Cincinnati, Ohio  45202
                                        ----------------------------------------


Fax:                                   (513) 632-2068
                                        ----------------------------------------

Attention:                             Doug Wyatt
                                        ----------------------------------------

                                        ----------------------------------------



                                       THE COMPUTER SUPPLY STORE, INC.



                                       By:  /s/ Richard Feaster
                                           -------------------------------------
                                       Title:  President
                                              ----------------------------------

Address:                               1408 Locust Street
                                        ----------------------------------------
                                       Des Moines, Iowa  50309
                                        ----------------------------------------

Fax:                                   (515) 241-3038
                                        ----------------------------------------

Attention:                             Rick Feaster
                                        ----------------------------------------

                                        ----------------------------------------

STATE OF OHIO      )
                   :  SS:
COUNTY OF HAMILTON )

    On this 14th day of March, 1996, before me personally appeared Edwin S. Weinstein, to me know, who, being by me duly sworn, declared that he is the CFO of POMEROY COMPUTER RESOURCES, INC., a signatory of the foregoing Subordination Agreement; and that, being duly authorized, he did execute the foregoing Subordination Agreement on behalf of POMEROY COMPUTER RESOURCES, INC.; and that the foregoing Subordination Agreement constitutes the free act and deed of POMEROY COMPUTER RESOURCES, INC.



                                       /s/ Margaret Geri Kippley
                                        ----------------------------------------
                                       Notary Public

My Commission Expires:
                        ---------------




STATE OF OHIO      )
                   :  SS:
COUNTY OF HAMILTON )

    On this 18th day of March, 1996, before me personally appeared Douglas V. Wyatt, to me know, who, being by me duly sworn, declared that he is the Vice President of STAR BANK, NATIONAL ASSOCIATION, a signatory of the foregoing Subordination Agreement; and that, being duly authorized, he did execute the foregoing Subordination Agreement on behalf of STAR BANK, NATIONAL ASSOCIATION; and that the foregoing Subordination Agreement constitutes the free act and deed of STAR BANK, NATIONAL ASSOCIATION.



                                       /s/ Margaret Geri Kippley
                                        ----------------------------------------
                                       Notary Public

My Commission Expires:
                        ---------------

                                      EXHIBIT A


No Permitted Increase shall be effected by Senior Creditor if, at the time of the proposed making of the Permitted Increase or immediately after giving effect thereto, the following ratios are not satisfied:

    1. Latest twelve months EBITDA (earnings before interest, taxes, depreciation and amortization)/Proforma next 12 months interest expense greater than or equal to 2.75 x

         and

    2. Proforma interest bearing debt excluding floor-plan financing/(Proforma interest bearing debt excluding floor plan financing + total equity per the Company's balance sheet) less than or equal to .67 x

Proforma to reflect debt issuance creating the need for the incurrence tests to be applied.